                                                                   EXHIBIT 10.13

                              SFO OFFICE COMPLEX
                                 OFFICE LEASE

                          SFO OFFICE ASSOCIATES LLC,
                    A CALIFORNIA LIMITED LIABILITY COMPANY

                                  "LANDLORD"

                                      AND

                                MEGABIOS CORP.,
                           A CALIFORNIA CORPORATION

                                   "TENANT"



                             DATED: MARCH 18, 1997

                              SFO OFFICE COMPLEX
                            BASIC LEASE INFORMATION

(Notwithstanding this Basic Lease Information, the express terms of the Lease shall be controlling over this Basic Lease Information.)

Lease Section

Introductory Section:      Date:       March 18, 1997

                           Landlord:   SFO OFFICE ASSOCIATES LLC,
                                       a California limited liability company

                           Tenant:     MEGABIOS CORP.,
                                       a California corporation

                    1.     Premises:   All of Building E, comprising
                                       approximately 10,646 rentable square feet
                                       (initial estimate)

                           Building:   866 Malcolm Road, Building E,
                                       Burlingame, California 94010


                           Complex: 819-863 Mitten Road, 866 Malcolm Road, Burlingame, California 94010, which shall be deemed to consist of 152,297 rentable square feet

                    2.     Purpose:    laboratory, offices and small-scale
                                       manufacturing

                    3.     Projected Commencement Date: September 29, 1997

                           Term: l0 years

                    4.     Option Term: One (1) five (5) year option

                    5.     Projected Delivery Date: August 1, 1997

                           Interim Rent:   During Early Occupancy Period the
                                           Interim Rent is equal to $.60 per
                                           rentable square foot per month

                           Base Rent:      From and after the Commencement Date

                       MONTHS                RATE/r.s.f./MONTH
                       ------                -----------------
                        1-18                       $1.48
                       19-36                       $1.57
                       37-60                       $1.665
                       61-84                       $1.801
                       85-108                      $1.948
                       109-120                     $2.026

                    6.     Tenants Share: 6.990%

                           Taxes and Operating Expenses Base Year: 1997

                    8.     Security Deposit: $22,118

                                    Page i

                   43.     Tenant's Address for Notices:

                                  MEGABIOS CORP.
                                  863A Mitten Road
                                  Burlingame, CA 94010
                                  Attn: Mr. Patrick Enright
                                  Telephone: 415-697-1900
                                  Facsimile: 415-652-1990

                           Copy to:

                                  HELLER, EHRMAN, WHITE & McAULIFFE
                                  333 Bush Street, 30th Floor
                                  San Francisco, CA 94104
                                  Ann: K. William Neuman, Esq.
                                  Telephone: 415-772-6064
                                  Facsimile: 415-772-6268

                           Landlord's Address for Notices:

                                  SFO OFFICE ASSOCIATES LLC
                                  2269 Chestnut Street, #336
                                  San Francisco, CA 94123
                                  Attn: Mr. Michael Halper
                                  Telephone: 415-652-9650
                                  Facsimile: 415-652-6951

                   49.     Broker: William R. Beckman


     The sections of the Lease identified above in the margin are those sections where references to particular Basic Lease information appear. Each such reference shall incorporate the applicable Basic Lease Information.

                                                    /s/ P.E.
                   Initials: ________     Initials: ________
                             LANDLORD                TENANT

                                    Page ii

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
 1.   PREMISES.................................................... 1

 2.   PURPOSE..................................................... 1

 3.   TERM........................................................ 1

 4.   POSSESSION.................................................. 2

 5.   RENT........................................................ 3

 6.   TAXES....................................................... 4

 7.   OPERATING EXPENSES.......................................... 6

 8.   SECURITY DEPOSIT............................................ 9

 9.   USES PROHIBITED............................................. 9

10.   COMPLIANCE WITH LAWS........................................10

11.   USE OF HAZARDOUS MATERIALS..................................10

12.   ALTERATIONS AND IMPROVEMENTS................................13

13.   EQUIPMENT AREA, CORRIDOR AND ROOF PLATFORMS.................14

14.   MAINTENANCE AND REPAIRS.....................................17

15.   ABANDONMENT.................................................19

16.   LIENS.......................................................19

17.   ASSIGNMENT AND SUBLETTING...................................19

18.   INDEMNIFICATION.............................................21

19.   INSURANCE...................................................22

20.   MUTUAL WAIVER OF SUBROGATION RIGHTS.........................23

21.   UTILITIES...................................................24

22.   PERSONAL PROPERTY AND OTHER TAXES...........................24

23.   RULES AND REGULATIONS.......................................24

24.   HOLDING OVER................................................25

25.   SUBORDINATION...............................................25

26.   ENTRY BY LANDLORD...........................................26

27.   INSOLVENCY OR BANKRUPTCY....................................27

28.   DEFAULT.....................................................27

29.   DAMAGE OR DESTRUCTION.......................................28

30.   EMINENT DOMAIN..............................................30

31.   CLAUSES, PLATS AND RIDERS...................................30

32.   BOMA MEASUREMENTS...........................................30

33.   EXISTING TENANTS............................................31

34.   SALE BY LANDLORD............................................33

35.   LIMITATION OF LIABILITY.....................................33

36.   ESTOPPEL CERTIFICATES.......................................34

37.   RIGHT OF LANDLORD TO PERFORM................................34

38.   LANDLORD'S DEFAULT AND TENANT'S REMEDIES....................34

39.   MORTGAGEE PROTECTIONS.......................................35

40.   ATTORNEY FEES...............................................35

41.   SURRENDER OF POSSESSION.....................................35

42.   WAIVER......................................................36

43.   NOTICES.....................................................36

44.   DEFINED TERMS AND MARGINAL HEADINGS.........................36

45.   TIME AND APPLICABLE LAW.....................................36

46.   SUCCESSORS..................................................36

47.   ENTIRE AGREEMENT............................................37

48.   LATE CHARGE; INTEREST.......................................37

49.   BROKERS.....................................................37

50.   NO DISCRIMINATION...........................................38

51.   PARKING AND COMMON AREAS....................................38

52.   SIGNAGE.....................................................38

53.   TELEPHONE SERVICE...........................................39

54.   HAZARDOUS SUBSTANCE DISCLOSURE..............................40

55.   AUTHORITY...................................................40

56.   EXECUTION OF LEASE..........................................41

57.   COUNTERPARTS................................................41

58.   RECORDING...................................................41

59.   SEVERABILITY................................................41

60.   COVENANTS AND CONDITIONS....................................41

61.   QUIET ENJOYMENT.............................................41

62.   CUMULATIVE REMEDIES.........................................41

63.   REASONABLE APPROVAL STANDARD................................41

EXHIBIT A         -    Legal Description

EXHIBIT A-1       -    Equipment Area

EXHIBIT B         -    Site Plan of Complex

EXHIBIT C         -    Description of Small-Scale Manufacturing Uses

EXHIBIT D-l       -    Lease Commencement Date Memorandum

EXHIBIT D-2       -    Premises Acceptance Date Memorandum

EXHIBIT E         -    Work Letter Agreement

EXHIBIT F         -    Rules and Regulations of the Building

EXHIBIT F-1       -    Amendment to Rules and Regulations of the Building

EXHIBIT G         -    Non-Disturbance Agreement

EXHIBIT H         -    Environmental Reports

SCHEDULE 1        -    Renewal Options

SCHEDULE 1-A      -    Form of Option Exercise Notice

SCHEDULE 2        -    Limitations on Operating Expenses

SCHEDULE 2-A      -    Expense Distribution

SCHEDULE 3        -    Leasehold Mortgage Provisions

                                  OFFICE LEASE

     This Lease, made this 18th day of March, 1997, is by and between SFO OFFICE ASSOCIATES LLC, a California limited liability company ("Landlord"), and MEGABIOS CORP., a California corporation ("Tenant").

                                  WITNESSETH:

1.   Premises

     Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, certain premises ("Premises") consisting of the entire rentable area within that certain building known as Building E (the "Building") and by the street address of 866 Malcolm Road, Burlingame, California. The Building is part of an office complex (the "Complex") owned by Landlord and located on certain land situated in the City of Burlingame, County of San Mateo, California, which land is more particularly described in Exhibit A attached hereto. The Building and the Complex are generally depicted in the site plan attached hereto as Exhibit B (the "Site Plan"). Tenant also leases from Landlord, pursuant to that certain Lease dated December 21, 1993 as amended ("863 Mitten Lease"), certain space in Buildings A and C of the Complex ("Current Space") as depicted on Exhibit B. Said letting and hiring under this Lease is upon and subject to the terms, covenants, and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed. Tenant and Landlord agree that the rentable area of the Premises set forth in the Basic Lease Information above are the best estimates as of the date of this Lease. The rentable area shall be recalculated as provided in Section 32 below.

2.   Purpose

     The Premises shall be used for a laboratory, offices, and small-scale manufacturing facilities as more particularly described on Exhibit C hereto, and for no other use or purpose without the prior written consent of Landlord, which consent may be granted or denied in Landlord's sole discretion.

3.   Term

     (a) The initial term of this Lease shall commence on the date ("Commencement Date") which is sixty (60) days after the date the last Existing Tenant (as defined in Section 33 below) in the Premises vacates its unit and Landlord tenders the Premises vacant to Tenant. Unless earlier terminated in accordance with the terms of this Lease, the Lease term shall extend for the period specified in the Basic Lease Information. Notwithstanding the foregoing, if the Commencement Date occurs on the first day of a calendar month, then the initial Term shall be ten (10) years, but if the Commencement Date occurs on any day other than the first day of a calendar month, then the initial Term shall be the period from the Commencement Date to the first day of the first full calendar month thereafter, plus the following one hundred twenty (120) full calendar months ("Term"). The date upon which this Lease is to expire is referred to as the "Expiration Date."

     (b) The term of this Lease for the Equipment Area (as defined in Section 13 below) shall commence on the Commencement Date, and unless earlier terminated in accordance with the terms of this Lease, shall continue until the earlier to occur of the following: (i) the expiration or termination date for the 863 Mitten Lease, or (ii) the Expiration Date, as the same may be extended hereunder.

     (c) Upon determination of the actual Commencement Date, the parties shall sign a commencement date memorandum in the form attached hereto as EXHIBIT D-1, which shall become a part of this Lease. Tenant's failure to execute the commencement date memorandum shall not affect the actual Commencement Date or the Expiration Date of this Lease.

     (d) Tenant shall have the right to extend the term of this Lease for the period set forth in the Basic Lease Information and on the terms and conditions set forth on Schedule 1 attached hereto.
             ----------

4.   Possession

     (a) Commencing on the date this Lease is executed by Landlord and Tenant, Landlord shall deliver vacant possession of the Premises to Tenant in increments as they become free of Existing Tenants pursuant to Section 33 below. Landlord shall exercise commercially reasonable efforts to deliver possession of the entire Premises free of Existing Tenants (as defined in Section 33 below) on or before August 1, 1997 (the "Projected Delivery Date"). If Landlord, despite the exercise of commercially reasonable efforts, cannot deliver possession of the entire Premises to Tenant on or prior to the Projected Delivery Date, (i) Landlord shall remain obligated to exercise commercially reasonable efforts to deliver possession of the entire Premises to Tenant as soon as possible thereafter and (ii) this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; provided however, that if Landlord does not deliver the entire Premises (other than the Orkin Space as defined in Section 33 below) to Tenant on or before that date which is one hundred twenty (120) days after the Projected Delivery Date (with such one hundred twenty (120) -day period to be extended day by day for any delay caused by the acts or omissions of Tenant or any of Tenant's agents, employees, invitees, consultants or contractors), Tenant shall have the right no later than ten (10) days thereafter to terminate this Lease by notifying Landlord thereof at any time within that time period and before Landlord tenders possession of the entire Premises (other than the Orkin Space) to Tenant free of Existing Tenants. In the event of any such termination, Landlord shall promptly reimburse Tenant for one-half of any Interim Rent or Relocation Costs (as defined in Section 33 below) previously paid by Tenant to Landlord. As an alternative to terminating this Lease, Tenant may instead elect no later than ten (10) days thereafter to reduce the size of the Premises to be leased hereunder by electing to proceed with leasing in accordance with the terms of this Lease (reduced on a pro rata basis where appropriate in light of the reduced square footage area of the Premises being leased) as to all of the portions of the Premises as to which Landlord has then already delivered possession to Tenant. In the event of any election by Tenant pursuant to the preceding sentence to lease a reduced portion of the Premises, the Commencement Date of the Lease shall be sixty (60) days after the date of Tenant's notice of its election to so proceed.

     (b) Tenant confirms and agrees that it is leasing the Premises in their "as is" state and condition, including patent and latent defects. Tenant also confirms and agrees that other than as set forth herein Landlord shall have no obligation whatsoever to make improvements or renovations in the Premises to prepare the same for Tenant's occupancy. Landlord shall provide a Tenant Improvement Allowance as provided in Section 12 of this Lease. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in the condition in which Landlord was required to deliver them to Tenant.

     (c) Before the Commencement Date, Tenant shall be entitled to enter the vacant portions of the Premises which are tendered to Tenant by Landlord as provided in Section 33 hereof for the purposes of using such portion for storage purposes or to perform demolition in preparation for construction and construction of the Tenant Improvements (as defined in Section 12 below) or for any other work on the Premises which Tenant desires to perform and which is in conformity with the provisions of this Lease, provided that Tenant may at any time beginning sixty (60) days or more after the Projected Delivery Date begin to use any portion of the Premises that has been tendered to Tenant for the conducting of any of the business uses permitted under this Lease; provided, however, if Tenant uses any portion of the Premises for conducting any of the business uses permitted hereunder, Tenant shall be subject to all the terms and provisions of this Lease, including payment of Base Rent and all additional rent on a pro rata basis as to all portions of the Premises so used. As used herein with respect to each portion of the Premises which is tendered to Tenant pursuant to Section 33, the term "Early Occupancy Period" shall mean the period commencing on the date such portion is tendered to Tenant and ending on the Commencement Date of this Lease.

5.   Rent

     (a) During the Early Occupancy Period and continuing until the Commencement Date, Tenant shall pay to Landlord for the Premises, or so much thereof as is tendered to Tenant, Interim Rent of sixty cents (60 cents) per rentable square foot per month.

     (b) During the Term, Tenant shall pay to Landlord for the Premises, the Base Rent set forth in the Basic Lease Information. The Base Rent for any partial month shall be prorated at the rate of one-thirtieth (1/30th) of the Base Rent per day. Simultaneously with the execution of this Lease, Tenant shall pay to Landlord the Base Rent for the first full calendar month for which Base Rent is payable .

     (c) Interim Rent, Equipment Area Base Rent (as defined in Section 13 below) and all charges and other amounts of any kind payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent. Additional rent for any partial month shall be prorated in the same manner as Base Rent. Landlord shall have the same remedies for default in the payment of additional rent as for default in the payment of Base Rent. Base Rent and additional rent are collectively sometimes hereinafter referred to as rent. The Base Rent shall be subject to adjustment in the months and in the amounts shown in the Basic Lease Information.

     (d) All rent shall be paid by Tenant to Landlord monthly, in advance, on or before the first day of each calendar month without prior demand, deduction or offset, in lawful money of the United States of America at SFO OFFICE ASSOCIATES LLC, 849 MITTEN ROAD, SUITE 1, BURLINGAME, CA 94010 or to such other person or at such other place as Landlord may from time to time designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system.

     (e) The parties agree that the rentable area of the Premises, the rent and all other sums calculated based upon the rentable area under this Lease shall be recalculated as provided in Section 32 below prior to the Projected Delivery Date.

6.   TAXES

     (a) Tenant shall pay to Landlord an amount equal to Tenant's Share (as set forth in the Basic Lease Information) of any increase in Taxes (applicable to the term of this Lease occurring after the Base Year) above the amount of Taxes levied and assessed for the fiscal tax year specified in the Basic Lease Information. The total amounts due hereunder (as respects the applicable Tax) shall be paid to Landlord on or before the date full payment of the applicable Tax would be delinquent or, if payable in installments, the date payment of the respective installment of such Tax would be delinquent. Notwithstanding anything in the foregoing to the contrary, at Landlord's sole election, at any time or times Landlord may in good faith estimate in advance the amount of Taxes for any next ensuing twelve (12)-month period and, upon Landlord's written notice, Tenant shall pay to Landlord on the first day of each calendar month of such twelve (12)-month period, with Base Rent as provided for in Section 5 hereof, one-twelfth (1/12th) of Tenant's Share of such estimated Taxes. If during any such twelve (12)-month period Landlord shall in good faith revise its estimate of Tenant's share of said taxes for such twelve (12)-month period, Landlord shall advise Tenant and commencing on the date the next Base Rent payment is due which date is more than ten (10) business days after Tenant's receipt of such revised estimate, Tenant shall pay all additional Taxes on such revised estimate for the portion of the twelve (12)-month period already elapsed and shall commence paying the additional Taxes based on such revised estimate for the remainder of such twelve (12) -month period. Within ninety (90) days following the conclusion of such twelve (12)-month period, Landlord shall deliver to Tenant a reasonably detailed statement of Tenant's Share of the actual Taxes for such period accompanied by a reasonably detailed listing of the Taxes for the Base Year, and the year which immediately preceded the year to which such increase applies (if other than the Base Year). If the amounts theretofore paid by Tenant on account of Landlord's estimate shall exceed the amount of Tenant's Share of such actual Taxes, Landlord shall pay to Tenant the amount of such excess within fifteen (15) days after date of delivery of such statement to Tenant. If the amounts theretofore paid by Tenant on account of Landlord's estimate shall be less than the amount of Tenant's Share of such actual Taxes, Tenant shall pay to Landlord the amount of such deficiency within fifteen (15) days after date of delivery of such statement to Tenant. Landlord, at its election, may estimate Taxes on a calendar year basis, in which event Tenant shall pay one-twelfth (1/12th) of such estimated Taxes as hereinbefore provided and, if this Lease shall commence on a day other than the first day of a calendar year and/or shall end on a day other than the last day of a calendar year, Tenant's Share of such Taxes, as applicable to such first and last calendar years of the term hereof, shall be computed on a pro rata basis.

     (b) For the purposes of this Section 6, "Taxes" shall mean all real and personal property taxes, assessments, and reassessments, special or otherwise, foreseen or unforeseen, levied or assessed upon the Complex, including, without limitation, any increases in taxes resulting from any change in ownership of the Complex or any portion thereof, and any taxes levied and assessed in lieu of or in substitution for existing or additional real or personal property taxes as well as any form of assessment, license, fee, levy, penalty, or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, or as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises. In addition, Tenant shall pay one hundred percent (100%) of any increase in taxes or assessments of whatsoever kind and nature (including, without limitation, all personal property taxes) caused by improvements (including, without limitation, the Tenant Improvements) or installations made by Tenant to the Premises at any time during the term hereof. If Landlord has the right to elect to pay any Taxes in installments, it shall be obligated to make such an election, and only the amount of each such installment payable during such twelve (12) -month period shall be deemed to be Taxes applicable to such twelve-month period. Taxes shall not be deemed to include (i) any federal, state or local income tax, (ii) any taxes computed or otherwise based upon the net income of Landlord from the Complex (as opposed to rents, receipts or income attributable to operations at the Complex), (iii) any taxes computed or otherwise based upon the gross income of Landlord from sources other than the rental income from the Complex, (iv) any taxes applicable to Landlord because of any foreign ownership, and (v) any taxes attributable to any personal property or tenant improvements owned by or installed for any other tenants or occupants of the Complex. If at any time (including after the expiration of the term of this Lease) Landlord receives a refund of any Taxes from the taxing authority as a result of an appeal or otherwise, Landlord shall promptly pay to Tenant Tenant's Share (or such other portion) of the net refunded amount (deducting from the gross amount of the refund the cost borne by Landlord in pursuing any appeal if such expense was not already included as a part of Taxes or Operating Expenses) as appropriately equates to the amount which Tenant earlier paid hereunder as any increase in Taxes.

     (c) For purposes of this Section 6, "Tenant's Share" shall be in the same proportion that the rentable square footage of the Premises bears from time to time to the aggregate rentable square footage of all buildings then situated in the Complex. At the inception of this Lease, Tenant's Share for purposes of this
Section 6 shall be that percentage specified as Tenant's Share in the Basic Lease Information (which may be adjusted from time to time by Landlord, upon written notice to Tenant accompanied with appropriate documentation of the same, in event of changes in the aggregate rentable building square footage in the Complex). Tenant, at its expense, shall have the right from time to time to recalculate Tenant's Share in view of any apparent changes in the aggregate rentable building square footage in the Complex, subject to Landlord's approval of such recalculation of Tenant's Share.

     (d) For any period (including the Base Year) during which at least ninety-five percent (95%) of the rentable square footage comprising the Complex is not leased, Taxes shall be adjusted to equal Landlord's reasonable estimate of what Taxes would be had ninety-five percent (95%) of the total rentable area of the Complex been occupied during such period.

7.   Operating Expenses

     (a) Tenant shall pay to Landlord, at the times hereinafter set forth, an amount equal to Tenant's Share of any increase in Operating Expenses for the Complex (applicable to the term of this Lease occurring after the Base Year) above the Operating Expenses for the Complex for the Base Year specified in the Basic Lease Information. Statements of the amount of Operating Expenses for the preceding calendar year and the amount of such increase payable by Tenant shall be determined by Landlord and shall be payable by Tenant fifteen (15) days after demand by Landlord accompanied by a reasonably detailed listing of the Operating Expenses by category for the Base Year, the preceding year to which such increase applies and the year which immediately preceded the year to which such increase applies (if other than the Base Year).

     (b) Notwithstanding the foregoing, at Landlord's sole election, at any time or times Landlord may in good faith estimate in advance Landlord's Operating Expenses for any next ensuing 12-month period and, upon Landlord's written notice, Tenant shall pay to Landlord on the first day of each calendar month of such 12-month period, with Base Rent as provided for in sections hereof, one-twelfth (1/12th) of Tenant's Share of such estimated Operating Expenses. If during any such twelve (12)-month period Landlord shall in good faith revise its estimate of Tenant's Share of said expenses for such twelve (12)-month period, Landlord shall advise Tenant and commencing on the date the next Base Rent payment is due which date is more than ten (10) business days after Tenant's receipt of such revised estimate, Tenant shall pay all additional Operating Expenses on such revised estimate for the portion of the twelve (12)-month period already elapsed and shall commence paying the additional Operating Expenses based on such revised estimate for the remainder of such twelve (12)- month period. Within ninety (90) days following the conclusion of such twelve
(12)-month period, Landlord shall deliver to Tenant an itemized statement in reasonable detail of Tenant's Share of Landlord's actual Operating Expenses for such period accompanied by a reasonably detailed statement of the Operating Expenses for the Base Year and the year which immediately preceded the year to which such increase applies (if other than the Base Year). If the amounts theretofore paid by Tenant on account of Landlord's estimate shall exceed the amount of Tenant's Share of such actual costs, Landlord shall pay to Tenant the amount of such excess within fifteen (15) days after date of delivery of such statement to Tenant. If the amounts theretofore paid by Tenant on account of Landlord's estimate shall be less than the amount of Tenant's Share of such actual costs, Tenant shall pay to Landlord the amount of such deficiency within fifteen (15) days after date of delivery of such statement to Tenant. Landlord, at its election, may estimate Operating Expenses on a calendar year basis, in which event if this Lease shall commence on a day other than the first day of a calendar year and/or shall end on a day other than the last day of a calendar year, Tenant's Share of such estimated costs, as applicable to such first and last calendar years of the term hereof, shall be computed on a pro rata basis.

     (c) For purposes of this Section 7, "Tenants Share" shall be in the same proportion that the rentable square footage of the Premises bears from time to time to the aggregate rentable square footage of all buildings then situated in the Complex. At the inception of this Lease Tenant's Share for purposes of this Section 7 shall be that percentage specified as Tenant's Share in the Basic Lease Information (which may be adjusted from time to time by Landlord, upon written notice to Tenant accompanied with appropriate documentation of the same, in event of changes in the aggregate rentable building square footage in the Complex). Tenant shall have the right from time to time, at Tenant's sole cost and expense, to recalculate Tenant's Share (which shall be confirmed by Landlord) in view of any apparent changes in the aggregate rentable building square footage in the Complex, subject to Landlord's approval of such recalculation of Tenant's Share.

     (d) As used in this Section 7, "Operating Expenses" shall mean any and all sums expended by Landlord directly or indirectly for the maintenance, management, and operation of the Complex, such as the following: wages, salaries, employee benefits, and payroll burden of personnel engaged in management, operation and maintenance of the Complex (but if any such personnel perform any other functions such as management or leasing of any other properties or any investment entities, then such expenses shall be included as Operating Expenses only to the extent reasonably allocable to the management, operation and maintenance of the Complex), including, without limitation, those categories of costs of operation and maintenance as reflected on Schedule 2-A
                                                                 ------------
which indicate they are to be "Reimbursed to Landlord by Tenant," subject to the other limitations set forth in this Lease; Complex management office rent or rental value (similarly limited to the proportion reasonably allocable to the management, operation and maintenance of the Complex); costs of power, heat, light, steam, air conditioning, gas, water, garbage, sewage and waste disposal and other utilities to the extent used for the common areas of the Complex or supplied without separate metering or charge to Tenant as well as other tenants of the Complex; costs of equipment, tools, materials and supplies; insurance premiums for insurance of the nature and general amount carried by Landlord throughout the Base Year (including premiums for earthquake and flood insurance) and deductibles incurred by Landlord in repairing the Complex (excluding any tenant improvements of any other tenants) in the event of an otherwise insured loss (but in no event shall any such deductible exceed $10,000 per occurrence); any annual operating licenses or permits for the Complex generally, amounts paid under maintenance contracts and for general services for the benefit of the Complex as a whole; depreciation on, or rental of, personal property used in the maintenance of the Complex; the costs of resurfacing, repainting, re-striping, cleaning, sweeping and repairing the parking lot areas; costs of repairing or replacement of debris receptacles; landscaping costs including maintenance, watering and the replacement of plants; cost of directional signs, other markers, and car stops; costs of keeping the exterior walls, foundations, down spouts, roofs, plumbing, sewage systems, electrical, and heating and air conditioning systems of the buildings in the Complex in good order, condition and repair; any and all parking charges, surcharges or any other costs levied by any governmental authority on the Complex, or the rents generated therefrom, or the utilities consumed therein or similar matters; reasonable management fees (not to exceed the amount that would be charged by an independent management company providing substantially the same services as Landlord); and the cost (hereinafter "capital cost") of any capital improvements made to the Complex by Landlord that (i) reduce Operating Expenses or that reduce or conserve the amount of utilities consumed (but with any annual charge not to exceed the annual estimated savings from such capital improvement), or (ii) are required under any legal requirements that were not applicable to the Complex at the time this Lease was entered into, with each of the foregoing capital costs to be amortized over such reasonable period as Landlord shall determine together with interest on the unamortized balance at the rate of ten percent (10%) per year or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Operating Expenses shall not include depreciation on the Complex, real estate broker's commissions, tenant improvements, interest and capital items other than those referred to above. Notwithstanding the foregoing, Operating Expenses also shall not include (a) the costs for the following services to the Premises or to other portions of the Complex (other than common areas): costs of power, heat, light, steam, air conditioning, sewer and water, gas and other utilities, or janitorial or other maintenance expenses which Tenant shall pay for directly pursuant to Section 21 below; and (b) any expenses of the nature listed on Schedule 2 hereto. If at any time (including after the
                        ----------
expiration of the term of this Lease) Landlord receives a refund or reimbursement of any Operating Expenses as a result of any insurance payment, any recovery from any tenant or otherwise, Landlord shall promptly pay to Tenant Tenant's Share (or such other portion) of the net refunded or reimbursed amount (deducting from the gross amount of the refund or reimbursement the cost reasonably borne by Landlord in pursuing the recovery of any such refund or reimbursement if such expense was not already included as a part of Taxes or Operating Expenses) as appropriately equates to the amount which Tenant earlier paid hereunder as any increase in Operating Expenses.

     (e) For any period (including the Base Year) during which at least ninety-five percent (95%) of the rentable square footage comprising the Complex is not leased, Operating Expenses shall be adjusted to equal Landlord's reasonable estimate of what Operating Expenses would be had ninety-five percent (95%) of the total rentable area of the Complex been occupied during such period.

     (f) This shall be a modified full service lease and Base Rent shall be paid to Landlord absolutely net of all increases in Operating Expenses and Taxes in excess of the Base Year, except as specifically provided to the contrary in this Lease.

     (g) If in Landlord's reasonable determination Tenant's demand for or use of the common area facilities and services for the Complex is or becomes excessive or sufficiently frequent as to warrant the same, Landlord may separately charge Tenant for Landlord's additional maintenance or service costs related thereto, which additional charges shall be due and payable within ten (10) days after demand therefor.

     (h) At Tenant's sole cost and expense, Tenant shall have the right, not later than one hundred twenty (120) days following the receipt of a statement as provided in Section 7(a), and upon the condition that Tenant shall have paid in full Tenant's Share, at Landlord's office where books and records for the Complex are maintained, and upon reasonable notice to Landlord, to review or audit any Operating Expenses, Taxes or other additional rent charges. Any audit of such books and records must be performed by a certified public accountant selected by Tenant. Landlord shall fully cooperate with Tenant or Tenant's certified public accountant with respect to the same and shall maintain reasonably detailed records of such expenses for at least two (2) years after the submission of its year-end statement of Operating Expenses for such calendar year to Tenant. If Tenant's review or audit shall demonstrate any overpayment or underpayment by Tenant, either Landlord shall, within ten (10) business days after receiving reasonably detailed documentation of the same, credit such amount so overpaid against the next installment(s) of additional rent falling due hereunder, or Tenant shall pay to Landlord, within that 10-business day period, the amount of such underpayment. Tenant's audit rights and the obligation of Landlord and Tenant to correct any overpayment or underpayment shall survive the termination of this Lease. If Tenant shall not request an audit within one hundred twenty (120) days after receipt of Landlord's statement, such statement shall be final and binding for all purposes hereof.

8.   Security Deposit

     (a) Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum specified as the Security Deposit in the Basic Lease Information (said sum, as may be augmented as hereinafter provided, is referred to herein as the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease. No interest shall be payable on the Security Deposit, and Landlord shall not be required to keep said sum in a separate account. If Tenant fails to pay any rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may at its option apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or the payment of any other sum to which Landlord may become obligated by Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, then within ten (10) days after demand therefor, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof; and Tenant's failure to do so shall be a material breach of this Lease. Landlord's application or retention of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses or damages incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by law. At the end of the Term, Tenant shall deliver the Premises to Landlord, broom clean, and in the same condition as at the Commencement Date, reasonable wear and tear and damage Tenant is not obligated to repair under this Lease excepted. The Security Deposit, or portion thereof then held by Landlord after all applications on account of Tenant's defaults, shall be returned to Tenant.

     (b) No security or guaranty which may now or hereafter be furnished Landlord for the payment of the rent herein reserved or for performance by Tenant of the other covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the Premises, or to any action which Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.

9.   Uses Prohibited

     Except for such uses as are permitted to be made of the Premises under the terms of this Lease, Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the rate of or affect any fire or other insurance upon the Premises or Complex or any of its contents or cause a cancellation of any insurance policy covering said Premises or Complex or its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or materially interfere with the rights of other tenants or occupants of the Premises or Complex or injure or unreasonably annoy them, or use or allow the Premises to be used for any residential, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

10.  COMPLIANCE WITH LAWS

     Tenant shall not use or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force, including without limitation, the Americans With Disabilities Act ("ADA"), or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises by Tenant for its permitted uses, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

11.  USE OF HAZARDOUS MATERIALS

     (a) Tenant shall keep and maintain the Premises in compliance with and shall not cause or permit the Premises or the Complex to be in violation of any Environmental Laws (as defined below), provided that Tenant hereby does not assume any responsibility for any Hazardous Materials that may exist on or about the Premises prior to the Commencement Date or may migrate from other property onto the Premises after the Commencement Date unless introduced into the Premises or such other property by Tenant or its employees, agents, contractors, or invitees or Tenant's or its employees', agents', contractors', or invitees' acts otherwise contribute to the existence of or migration of Hazardous Materials. Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or the Complex or transport to or from the Premises or the Complex any Hazardous Materials (as defined below) or allow its employees, agents, contractors, or invitees to do so, except that Tenant shall be permitted to transport to and from the Premises, and to use, store, maintain and handle within the Premises reasonable and customary quantities of ordinary office products, janitorial materials and cleaning supplies such as inks, household cleansers, and the like. However, the foregoing provisions shall not prohibit the transportation to and from, and the use, storage, maintenance and handling within the Premises of substances customarily used in connection with Tenant's permitted uses (as currently set forth in Section 2 above or as otherwise approved by Landlord), including biotechnical research and production, provided: (1) such substances shall be used and maintained only in such quantities as are reasonably necessary for the permitted uses of the Premises, strictly in accordance with Environmental Laws and the manufacturers' instructions therefor;
(2) such substances shall not be disposed of, released or discharged in the Complex, and shall be transported to and from the Premises in compliance with all applicable laws; (3) if any applicable law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company (with insurance listing Landlord as an additional insured) at a lawful disposal site and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises; and (4) any Hazardous Materials introduced into the Premises by Tenant or its employees, agents, contractors, or invitees shall be properly and lawfully removed from the Complex upon expiration or earlier termination of this Lease;

     (b) Without limiting the generality of Section 26 of the Lease, Landlord shall have the right to enter the Premises in order to inspect same and to conduct any testing, monitoring or analysis reasonably required in connection therewith (collectively, "Inspection"). If Tenant is violating the use restrictions of this Lease or is not in material compliance with the regulations, rules or procedures of the applicable governmental entity, then all reasonable costs and expenses reasonably incurred by Landlord in connection with any related Inspection shall become due and payable by Tenant as additional rent, within ten (10) days of presentation by Landlord of an invoice therefor.

     (c) Tenant, upon learning of the same, shall promptly notify Landlord of:
(1) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property; (2) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials; (3) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises; and (4) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a copy of Tenant's Hazardous Materials Management Plan and a copy of any changes made to the plan as a result of any change in Tenant's mode of operations or use of Hazardous Materials resulting in increased risk and with a written list identifying any Hazardous Materials then used, stored, or maintained upon the Premises other than common office supplies, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer thereof, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by applicable law.

     (d) If any Hazardous Materials are released, discharged or disposed of by Tenant or Tenant's employees, agents, contractors or invitees, on or about the Complex in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with all Environmental Laws clean up and remove the Hazardous Materials from the Complex and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean-up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Section 11(d) within five (5) days after written notice by Landlord, or such shorter time as may be required by applicable Environmental Laws or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable law).

     (e) Tenant shall protect, defend, indemnify and hold harmless Landlord, the holder(s) of any mortgage or deed of trust encumbering the Complex, and their respective partners, agents, employees, officers, directors, and shareholders, from and against any and all liabilities, losses, damages, costs, and expenses (including attorneys' and consultants' fees and costs) directly or indirectly arising out of the presence, due to the acts or omissions of Tenant (or its employees, agents, contractors or invitees) with respect to the Premises, of any Hazardous Materials in, under or about the Premises or the Complex, whether resulting from Tenant's activities with respect to the Premises prior to or after the Commencement Date. This indemnity shall survive the expiration or termination of this Lease. Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions affecting the Premises or the Complex initiated in connection with any Environmental Law violated by Tenant and shall have its attorneys' and consultants' fees in connection therewith paid by Tenant.

     (f) "Hazardous Materials" means any substance, chemical, material or waste which is now or hereafter defined or listed as "hazardous substances," "hazardous materials," "toxic substances," "petroleum," "pollutant," "asbestos," "asbestos materials" or "hazardous wastes" in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Hazardous Materials Transportation Act (49 U.S.C.
Section 180l et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), United States Department of Transportation Hazardous Materials Table (49 C.F.R 172.101), California Health & Safety Code (Section 25100 et seq., Section 25300 et seq., Section 3900 et seq. ), California Water Code (Section 1300 et seq.), California Labor Code (Section 6501.7 and Section 9004), California Civil Code (Section 2929.5), all as heretofore and hereafter amended, or any judicial or administrative interpretation of such laws, rules or regulations.

     (g) "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, or regulation now or hereafter pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, or the Complex, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Section 9601 et seq., and the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901 et seq.

12.  ALTERATIONS AND IMPROVEMENTS


  (a) Tenant, at its sole cost and expense, will make all alterations and improvements to the Premises ("Tenant Improvements") as more particularly described in the Work Letter ("Work Letter") attached hereto as EXHIBIT E on the terms and conditions contained therein. Landlord shall provide Tenant with an allowance ("Tenant Improvement Allowance") of Ten Dollars ($10.00) per rentable square foot toward the costs of all Tenant Improvements in the Premises, including but not limited to, costs for: (i) bringing the Premises into compliance under the Americans with Disabilities Act of 1990, and (ii) abatement or removal of asbestos or other Hazardous Materials, subject to reduction of the Tenant Improvement Allowance as provided in the Work Letter.

  (b) Except for the Tenant improvements and any other alterations, additions or improvements expressly permitted by paragraph (c) below to be made by Tenant without Landlord's prior consent, Tenant shall not make, or cause to be made, any alterations, additions or improvements to the Premises or any part thereof without the prior written consent of Landlord. Any alterations, additions, or Tenant Improvements to the Premises, including without limitation any permanently mounted partitions and all carpeting and HVAC units, shall upon the expiration or earlier termination of the term of the Lease become a part of the realty and belong to Landlord. Movable furniture, equipment and trade fixtures (including, but not limited to, any roof mounted ventilation equipment other than the HVAC units installed for office use and HVAC equipment installed by Landlord) shall remain the property of Tenant. If Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, and any contractor or person selected by Tenant to make the same must first be approved of in writing by Landlord.

  (c) Other than for the Tenant Improvements, Tenant shall pay Landlord, as additional rent, the reasonable cost of professional services and costs (but in no event more than Two Thousand Five Dollars ($2,500) for any particular alteration) for any fees of third party consultants used by Landlord for review of any plans, specifications and working drawings of any alterations. The payment shall be made within ten (10) days after Tenant's receipt of invoices either from Landlord or its consultants.

  (d) Subject to the provisions of this Section 12, Tenant may, without Landlord's prior consent, make alterations, additions or improvements to the Premises ("Minor Alterations"), but not the Equipment Area or the Roof Platforms, at Tenant's expense, including, without limitation, laboratory benchwork, cabinetry and laboratory equipment so long as: (a) the cost thereof in any instance is in good faith estimated to be less than $25,000; (b) such alterations, additions or improvements do not affect the structural portions of the Premises or the Building; and (c) Tenant delivers to Landlord notice of such Minor Alterations and a copy of the final plans, specifications and working drawings for the Minor Alterations prior to commencement of such Minor Alterations.

  (e) All alterations and Tenant Improvements made by or on behalf of Tenant or any of Tenant's agents shall be made and performed (i) except for Minor Alterations, in accordance with drawings and specifications approved in advance in writing by Landlord, (ii) at Tenant's cost and expenses and at such time and in such manner as Landlord may reasonably designate, (iii) except for Minor Alterations, by contractors or mechanics reasonably approved by Landlord, (iv) in such manner as to be at least equal in quality of materials and workmanship to the original work or installation, (v) except for Minor Alterations, in accordance with such reasonable requirements as Landlord may impose with respect to insurance and bonds to be obtained by Tenant in connection with the proposed work (but if any bonds are required, the amount thereof shall in no event exceed 125% of the estimated cost of the proposed alteration, addition or improvement), (vi) in accordance with this Lease and the Rules and Regulations adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, (vii) so as not to materially and unreasonably interfere with the use and enjoyment of the Complex by Landlord, other tenants or any other person, and (viii) in compliance with such other requirements as Landlord may reasonably impose (including without limitation a requirement that Tenant shall furnish Landlord with certified as-built drawings upon completion of the work).


  (f) Tenant shall, at its own expense, demolish any and all improvements to the Premises (including, without limitation, the Tenant Improvements, the Corridor, Roof Platforms and Equipment Area) immediately following the termination or expiration of the Lease, if Landlord so requests. Tenant shall notify Landlord in writing no less than sixty (60) days prior to the Expiration Date, as the same may be accelerated or extended, to request from Landlord notice of Landlord's desire to have the Tenant Improvements or other improvements or any portion thereof demolished. Landlord shall provide such notice within ten (10) days after receipt of Tenant's notice. Tenant shall with all due diligence remove any alterations, additions or improvements made by Tenant and properly designated by Landlord to be removed, and Tenant, forthwith and with all due diligence, at its sole cost and expense, shall repair any damage to the Premises caused by such removal. Tenant's obligation to remove any alterations, additions, improvements, trade fixtures and/or personal property and to repair any damage from such removal shall survive the termination of this Lease provided that Tenant breached the same, and as to the removal of any alterations, additions or improvements, timely notice to remove was given by Landlord in accordance with the provisions of this Paragraph (e).

13.  Equipment Area, Corridor and Roof Platforms

    (a) Tenant shall have the option to lease additional space in the courtyard area between the Premises and the Current Space in Building C, up to approximately five thousand six hundred (5,600) rentable square feet, shown on Exhibit A-1 hereto ("Equipment Area"), solely for the storage and operation of Tenant's equipment, subject to the following:

     (i) Tenant shall exercise the option to lease the Equipment Area, or any portion thereof, by giving thirty (30) days' prior written notice of exercise each time it exercises its option until the total rentable square footage set forth in (a) has been leased, and shall provide Landlord with the approximate rentable square feet it desires at each time.

          (ii) Tenant shall comply with all applicable federal, state and local laws and regulations in the construction and maintenance of the Equipment Area. Landlord, without delay, shall cooperate with Tenant at no expense to Landlord in obtaining the applicable approvals and permits.

          (iii) Tenant shall obtain Landlord's prior approval, which approval shall not be unreasonably withheld, of Tenant's proposed plans and specifications, including, without limitation, Landlord's approval of the equipment to be stored and operated as applicable, the location for storage and operation as applicable, and the plans for landscaping and for screening the equipment from view. Tenant hereby agrees that any landscaping or screening of the Equipment Area shall be of a design and quality compatible with the surrounding Complex and maintained in a neat and orderly condition.

          (iv) Tenant shall pay all costs of installing, maintaining, operating, repairing and removing, if requested by Landlord in accordance with
Section 12(f) above, the Equipment Area and cause all work to be carried out in a good and workmanlike manner and in accordance with the terms of this Lease.

          (v) Tenant shall pay no additional rent for the Equipment Area so long as the Equipment Area rentable square footage does not exceed one thousand four hundred (1,400) rentable square feet. Once the Equipment Area rentable square footage exceeds one thousand four hundred (1,400) rentable square feet, thereafter Tenant shall pay Landlord as additional rent twenty cents (20(cents)) per square foot per month ("Equipment Area Base Rental Rate") for that portion of the entire Equipment Area occupied by Tenant ("Equipment Area Base Rent"), subject to adjustment beginning on the first anniversary date after the Commencement Date and on each anniversary date thereafter during the Term ("Adjustment Date"). Equipment Area Base Rental Rate shall be increased by one-hundred percent (100%) of the percentage of increase, shown by the Consumer Price Index, All Items Indexes, Urban Wage Earners and Clerical Workers, San Francisco-Oakland-San Jose Area SMSA ("Index"), published by the U.S. Department of Labor, Bureau of Labor Statistics (1967 = 100), for the month immediately preceding the Adjustment Date as compared with the Index for the month immediately preceding the Commencement Date. Landlord shall calculate the amount of this increase in Equipment Area Base Rental Rate and in the Equipment Area Base Rent after the United States Department of Labor publishes the statistics on which the amount of the increase will be based. Landlord shall give written notice of the amount of the increase, multiplied by the number of installments of Equipment Area Base Rent due since the respective Adjustment Date. Tenant shall pay this amount, together with the first installment of Base Rent which comes due under this Lease more than ten (10) business days after Tenant's receipt of such notice from Landlord, and Tenant shall thereafter pay the monthly Equipment Area Base Rent at this increased rate, which shall constitute Equipment Area Base Rent. Landlord's failure to make the required calculations promptly shall not be considered a waiver of Landlord's rights to adjust the Equipment Area Base Rent, nor shall it affect Tenant's obligations to pay the increased Equipment Area Base Rent following receipt of appropriate notice from Landlord. If for any reason the Index is not published for any month referenced above, then the Index applicable for the month which most immediately precedes the month referenced above for which an Index is published shall instead be used. If the Index changes so that the base year differs from that in effect on the Commencement Date, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, the government index or computation with which it is replaced shall be used to obtain substantially the same result as if the Index had not been discontinued or revised. Notwithstanding the foregoing, in no event shall the adjusted Equipment Area Base Rental Rate increase in any year be less then two percent (2%) nor more than five percent (5%) over the prior year's Equipment Area Base Rental Rate. Any Equipment Area Base Rent shall be subject to abatement in the same manner and proportion as Base Rent in the event of the occurrence of any event giving rise to a right to abatement of Base Rent under this Lease.

  (b) Tenant shall have the right, at any time during the Term and without the obligation to pay additional rent in connection therewith, to erect and use an enclosed corridor between the Premises and the Current Space in Building C (the "Corridor"), subject to the following:

          (i) Tenant shall comply with all applicable federal, state and local laws and regulations in the construction and maintenance of the Corridor, including, without limitation, constructing any required exits or making other alterations to the Complex as may be required by applicable federal, state or local law as a result of the construction of the Corridor. Landlord, without delay, shall cooperate with Tenant at no expense to Landlord in obtaining the applicable approvals and permits.

          (ii) Tenant shall obtain Landlord's prior approval, which approval shall not be unreasonably withheld, of Tenant's proposed plans and specifications.

          (iii) Tenant shall pay all costs of installing, maintaining, operating and repairing the Corridor and removing the Corridor by the earlier of the Expiration Date or the date of expiration of the 863 Mitten Lease if requested by Landlord in accordance with Section 12(f) above. Tenant shall cause all work to be completed in a good and workmanlike manner and in accordance with the terms of this Lease.

      (c) Tenant shall have the right, at any time during the Term and without the obligation to pay rent in connection therewith, to construct one or more equipment platforms on the roof of the Premises for Tenant's equipment (collectively "Roof Platforms"), subject to the following:

          (i) Tenant shall comply with all applicable federal, state and local laws and regulations in the construction and maintenance of the Roof Platforms. Landlord, without delay, shall cooperate with Tenant at no expense to Landlord in obtaining the applicable approvals and permits.

          (ii) Tenant shall obtain Landlord's prior approval, which approval shall not be unreasonably withheld, of Tenant's proposed plans and specifications, including, without limitation, Landlord's approval of the equipment to be stored and operated, the location for storage and operation, and the plans for screening the equipment from view.

            (iii) Tenant shall pay all costs of installing, maintaining, operating and repairing the Roof Platforms and removing the Roof Platforms by the Expiration Date, if requested by Landlord in accordance with Section 12(f) above. Tenant shall cause all work to be carried out in a good and workmanlike manner. In addition, Tenant shall pay to Landlord within fifteen (15) days after notice (together with reasonable accompanying documentation of the same) of any increase in the cost of roofing that Landlord incurs over the amount that Landlord would otherwise have paid for roofing such Building without Roof Platforms.

            (iv) Tenant shall not make any penetrations in the roof without the prior written consent of Landlord. Any roof penetrations contemplated in the plans for the Tenant Improvements (as reviewed and approved by Landlord pursuant to the Work Letter Agreement) shall be deemed to have received such consent of Landlord .

14.  Maintenance and Repairs

     (a) Tenant, at Tenant's sole cost and expense, shall keep the Premises, the Equipment Area, the Corridor, the Roof Platforms and all equipment installed thereon and every part thereof in good order, condition and repair, ordinary wear and tear and any damage or destruction for which Tenant is not obligated to repair pursuant to Section 29 excepted. All maintenance, repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense, (b) by reputable licensed contractors or mechanics which have experience in the type of work to be completed, are insured (with insurance certificates to be provided to Landlord prior to commencement of such maintenance or repair) and are one of the contractors or mechanics listed on a schedule to be provided to Landlord by Tenant from time to time and which contractors and mechanics on the schedule are subject to Landlord's reasonable approval, (c) in such manner as to be at least equal in quality of materials and workmanship to the original work or installation, (d) in accordance with this Lease and the Rules and Regulations adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, (e) so as not to unreasonably interfere with the use and enjoyment of the Complex by Landlord, other tenants or any other person, (f) if involving any material changes to the design of the Premises or any operating system or utility service, then Tenant shall furnish Landlord with an as-built drawing within a reasonable period of time following completion of the work and (g) such that no maintenance will be deferred or delayed, ordinary wear and tear excepted.

     (b) Tenants repair and maintenance obligations in connection with the Premises, the Corridor, the Equipment Area and the Roof Platforms shall include: all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plateglass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall continuously maintain at its expense an HVAC systems preventive maintenance contract providing services appropriate to properly maintain the HVAC equipment in accordance with manufacturer recommendations, which shall be subject to the reasonable approval of Landlord, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents as needed, but in no event shall any preventative maintenance contract contain reduced requirements for preventative maintenance than those requirements set forth in the current contract with Western Allied. Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in such HVAC systems. Landlord hereby approves Western Allied as the contractor/mechanic to perform HVAC maintenance for Tenant.

     (c) In conjunction with any repairs of any portion of the Premises of a magnitude which would constitute an alteration, addition or improvement which would require the consent of Landlord pursuant to Section 12, Tenant shall comply with the requirements of Section 12.

     (d) To the extent not covered by any insurance carried (or required to be carried by Landlord pursuant to the terms of this Lease), Tenant shall either cause to be repaired or pay upon demand the entire cost of repairing any damage to any portion of the Premises, the Building or the Complex caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors, or invitees, or by Tenant's failure to comply with the terms of this Lease.

     (e) Landlord shall maintain and repair the structural elements and the roof of the Building, the public and common areas of the Building and of the Complex (including all parking areas, landscaping [other than the landscaping in the Equipment Area as installed by Tenant] and trash collection areas other than those trash collection areas dedicated to Tenant's use), and all utility lines, pipes and equipment (other than Tenant's equipment or utility lines, pipes or equipment to be maintained by a public utility) outside of the Premises, as the same may exist from time to time, except for wear and tear which is the result of a negligent or willful act or omission of Tenant or its officers, directors, shareholders, partners, agents, employees, contractors, invitees, licensees, subtenants or assignees. Landlord shall have no obligation to make repairs under this Section until a reasonable time after receipt of written notice of the need for such repairs.

     (f) It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises, the Building or the Complex have been made by Landlord to Tenant, except as specifically set forth in this Lease. Tenant hereby waives all rights to make repairs at the expense of the Landlord as provided by law, statute or ordinance now or hereafter in effect. Upon the expiration or sooner termination of the Lease, Tenant shall surrender the Premises to Landlord in shell condition as improved with such alterations, additions and improvements as have theretofore been made to the Premises by Tenant to the extent Tenant is not then obligated to remove the same pursuant to the other provisions of this Lease, ordinary wear and tear and damage or destruction for which Tenant is not obligated under this Lease to repair excepted. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by law, statute or ordinance now or hereafter in effect or to deduct the cost of repairs from the rent and all rights under Sections 1941 and 1942 of the California Civil Code.

15.  Abandonment

     Tenant shall not abandon the Premises at any time during the term hereof, and if Tenant shall abandon or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord.

16.  Liens

     Tenant shall keep the Premises and the Building and the land upon which the Building is situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall in the event of the filing of any such lien, post any bond required to release the Premises therefrom. Should Tenant fail to remove any such lien within twenty (20) days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all amounts incurred by Landlord in so doing shall become immediately due and payable by Tenant to Landlord as additional rent. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens. Tenant shall provide written notice to Landlord of any work (other than minor repairs or Minor Alterations) to be commenced on the Premises at least ten (10) days prior to commencement of any work by Tenant.

17.  Assignment and Subletting

     (a) Except upon Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and except as otherwise expressly permitted herein, neither this Lease nor all or any part of the Premises shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest (collectively an "assignment") and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a "sublease"). Notwithstanding the foregoing, the issuance or transfer of any voting or non-voting stock of Tenant shall not constitute an assignment hereunder for which any consent is required and Tenant may assign this Lease or sublet the Premises or any portion thereof to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from merger or consolidation with Tenant provided that the net worth of Tenant after such assignment or subletting or after such merger or consolidation with Tenant is equal to or greater than the net worth of Tenant at the date of this Lease), or to any person or entity which acquires all the assets as a going concern of the business of Tenant that is being conducted on the Premises, without Landlord's consent (collectively a "Permitted Transfer"), but no assignment or subletting shall relieve the original Tenant hereunder from its continuing liability for the performance of the obligations of Tenant hereunder.

  In no event shall Tenant assign this Lease or sublet the Premises or any portion thereof to any then-existing tenant or any prospective tenant of the Complex, with whom Landlord is engaged in active negotiations for alternative space in the Complex, provided Landlord so indicates the same to Tenant in writing promptly upon request by Tenant as to names of existing or prospective tenants with whom Landlord is then involved in negotiations.

  (b) Any assignment or subletting without Landlord's prior written consent shall, at Landlord's option, be void and shall entitle Landlord to exercise the remedies provided in Section 28 of this Lease. Landlord's consent to one assignment or sublease shall not be deemed to be a consent to any subsequent assignment or sublease.

         (i) If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises (each hereinafter a "transfer") other than for a Permitted Transfer, Tenant shall first give Landlord written notice ("Transfer Notice") at least twenty (20) days in advance of the proposed transfer date. In the event of a Permitted Transfer, Tenant shall first give Landlord a Transfer Notice at least ten (10) days in advance of the proposed transfer date. Tenant shall pay Landlord's reasonable costs incurred in reviewing the Transfer Notice (other than for a Permitted Transfer) and accompanying information in an amount not to exceed One Thousand Dollars ($1,000), regardless of whether the Landlord consents to the proposed transfer. Tenant shall deliver with the Tenant Notice the following: (i) the proposed sublease or assignment, designating the space proposed to be transferred and the terms proposed, (ii) the nature of the proposed subtenant's or assignee's business, and (iii) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee thereof. Other than for a Permitted Transfer, Landlord shall by written notice to Tenant given within twenty (20) days after receipt of the Tenant Notice and information specified above approve or disapprove the proposed assignment or sublease, and if disapproved, stating with particularity the basis for such disapproval. No approval of any assignment or sublease shall constitute any release of Tenant of its liability for the performance of all its obligations under this Lease.

  (c) In the event Tenant assigns or sublets to anyone (other than a Permitted Transfer), with the consent of Landlord, fifty percent (50%) of any "excess rent" received by Tenant shall be paid to Landlord. Excess rent, as herein defined, is the amount of rent and additional monetary consideration paid by the assignee or sublessee for such assignment or sublease over and above the Base Rent, additional rent and any other additional charges payable by Tenant under this Lease for the Premises or a portion thereof affected, less the reasonable expenses incurred by Tenant in entering into such assignment or sublease, e.g., broker leasing commissions, required retrofit (including any alterations or improvements for the successor occupant) and reasonable attorneys' fees. Such excess thereof shall be paid monthly as received by Tenant. Landlord shall have the right upon ten (10) days' written request, to inspect the books and records of Tenant relating to the receipt of excess rents which books and records shall be made available at the Tenant's principal corporate office.

  (d) Without limiting any other conditions stated in this Section 17, no permitted subletting or assignment by Tenant (including a Permitted Transfer) shall be effective until there has been delivered to Landlord a counterpart of the sublease or assignment in which: (i) if an assignment, the assignee assumes the obligations of Tenant under this Lease;
(ii) Tenant acknowledges that it shall remain liable for the performance of all of the terms and provisions of this Lease; (iii) if a sublease, the subtenant acknowledges that the Landlord may enforce the provisions of the Sublease directly against the subtenant, including any violation by subtenant of any of the provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease; (iv) if a sublease, the subtenant may not further assign or sublet the sublet space without Landlord's prior written consent; (iv) if an assignment, that the assignee will comply with all of the provisions of this Lease; and (v) if an assignment, that Landlord may enforce the Lease provisions directly against such assignee. No permitted sublease or assignment shall be effective unless and until there has been delivered to Landlord a counterpart thereof. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

18.  Indemnification

     Tenant agrees to indemnify and defend against and hold harmless Landlord and the holders of any mortgage or deed of trust encumbering the Complex, and each of their respective constituent shareholders, partners, members or other owners, and all of their respective agents, contractors, servants, officers, directors, managers, employees and licensees (hereinafter collectively called the "Indemnitees") from and against any and all loss, cost, liability, claim, cause of action, proceeding, investigation, damage and expense, including without limitation penalties, fines and reasonable attorneys fees and costs (collectively "Losses"), incurred in connection with or arising from any of the following: (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenants part to be observed or performed; or (ii) the use of occupancy or manner of the use or occupancy of the Premises by Tenant or any other person or entity claiming through or under Tenant, including without limitation, the presence, release, removal, remediation, abatement, use, generation, storage, transportation or disposal of any Hazardous Materials by Tenant or any other person or entity claiming through or under Tenant (excluding the existence or migration of any Hazardous Materials that exist on or about the Premises or the Complex before the Commencement Date of this Lease, or any Hazardous Materials used or installed on or about the Complex by any person other than Tenant); or (iii) the condition of the Premises or the occurrence or happening of any event in the Premises from any cause whatsoever during the Term of this Lease; or (iv) any wrongful or negligent acts or omissions (both active and passive) of Tenant or of Tenant's agents, contractors, employees, subtenants, licensees, invitees or visitors with respect to the Premises, in, on or about the Premises or the Building, either prior to the commencement of, during, or after the expiration of the Term, including, without limitation, any acts, omissions or negligence in the making or performing of any alterations. Tenant further agrees to indemnify, defend and save harmless Landlord and each Indemnitee from and against any and all loss, cost, liability, damage and expense, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence. In the event any action or proceeding is brought against Landlord or any Indemnitee for any claim against which Tenant is obligated to indemnify hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole expense by counsel approved by Landlord, which approval shall not be unreasonably withheld. The provisions of this Section 18 shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant's indemnity obligations under this Section shall not extend to any Losses to the extent reasonably arising solely from the active negligence or willful acts or omissions of Landlord or any other Indemnitee or any other tenants of the Building, or from any breach by Landlord of its obligations under this Lease.

19.  Insurance

     (a) Tenant shall, at Tenant's expense, maintain during the term of this Lease (and, if Tenant shall occupy or conduct activities in or about the Premises prior to or after the Term, then also during such pre-term or post-term period): (i) Comprehensive General Liability insurance including contractual liability coverage on an occurrence and not on a claims-made basis except as provided below, with a minimum combined single limit of liability of at least S2,000,000, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant's operations in the Complex; (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then available standard forms of "all risk" insurance policies (excluding earthquake and flood but including water damage), covering Tenant's property in or about the Premises and also covering any fixtures that may belong to Tenant, the Tenant Improvements (including any subsequent alterations, additions or improvements to the Tenant Improvements), for the full replacement value thereof without deduction for depreciation; and (iii) workers' compensation insurance in statutory limits. The above described liability insurance shall protect Tenant, as named insured, and Landlord and its agent and any other parties designated by Landlord, as additional insureds by endorsement to the policy, shall insure Landlord's, its agent and such other parties' contingent liability with regard to acts or omissions of Tenant. The contractual liability coverage afforded by such insurance shall not limit or be deemed to satisfy Tenant's indemnity obligations under this Lease. Landlord reserves the right to increase the foregoing amount of liability coverage from time to time (but not more frequently than once every two (2) years) as Landlord reasonably determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby. Tenant may elect to carry such Comprehensive General Liability insurance on a claims-made basis, in which event Tenant shall be obligated upon the expiration or earlier termination of the Term of this Lease to continue to carry such claims-made liability insurance coverage for a period of four (4) full additional years thereafter with such insurance coverage so carried by Tenant to continue to provide the liability insurance coverage described herein with respect to Tenant's prior operations at the Complex and reflecting Landlord as an additional insured. The obligation of Tenant under the foregoing sentence shall survive any termination of this Lease.

     (b) Each insurance policy required pursuant to this Section 19 shall be issued by an insurance company licensed to do business in the State of California, with a financial rating of at least an A:XIII status for any property insurance and B+:IX for any liability insurance as rated in the most recent edition of "Best's Insurance Guide." Each insurance policy, other than Tenant's workers' compensation insurance, shall (i) provide that it may not be materially reduced in coverage, canceled or allowed to lapse unless thirty (30) days' prior written notice to Landlord and any other insureds designated by Landlord is first given;
(ii) provide for severability of interests and cross-liability and that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured; (iii) provide that their respective coverages shall in all respects be primary and that any insurance maintained by Landlord shall be excess insurance only; (iv) in the case of insurance against loss or damage to the Premises, be endorsed to provide that such loss shall be adjusted with and be payable to Landlord to the extent that Landlord then has the obligation under this Lease to rebuild such Premises; and (v) shall have deductible amounts, if any, as to property coverage not in excess of One Thousand Dollars ($1,000), and as to liability coverage not in excess of Two Thousand Five Hundred Dollars ($2,500). Tenant shall be responsible for the satisfaction of all deductibles on the policies Tenant is required to carry in this Lease. Each such insurance policy or a certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least ten (10) days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure the same for Tenant's account, and the cost thereof shall be paid to Landlord by Tenant upon demand.

     (c) Landlord shall maintain in effect at all times fire and hazard "all risk" insurance covering one hundred percent (100%) of the full replacement cost valuation of the Building, the Complex and Landlord's personal property including its business papers, furniture, fixtures and equipment, subject to commercially reasonable deductibles, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by "all risk" policies, but excluding coverage for any tenant improvements (including the Tenant Improvements). Landlord shall also obtain and keep in full force (a) a policy of commercial general liability and property damage insurance, (b) loss of rent insurance and (c) workers' compensation insurance, all as deemed commercially reasonable in Landlord's reasonable discretion.

20.  Mutual Waiver of Subrogation Rights

  Each party hereto hereby releases the other party and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party (and, in the case of Tenant as the releasing party, the holders of any mortgage or deed of trust encumbering the Complex), from any claims such releasing party may have for damage to the Premises, the building or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Premises or the Building or the Complex that is caused by or results from risks insured against under any fire and extended coverage insurance policies actually carried by such releasing party or deemed or required hereunder to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage. For purposes of this Section 20, Tenant shall be deemed to be carrying the fire and extended coverage insurance policies required pursuant to clause (ii) of Section 19(a), above and Landlord shall be deemed to be carrying fire and extended coverage insurance policies required pursuant to
Section 19(c) above. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other aforesaid released parties in connection with any matter covered by such policy.

21.  Utilities

     (a) Tenant shall be responsible for and shall pay promptly all charges for water/sewer, gas, electricity, including HVAC and HVAC maintenance, telephone, janitorial service and all other utilities, materials and services directly furnished by contract or meter to Tenant in, on or about the Premises during the Term, together with any taxes thereon. Charges for garbage are included in Direct Expenses. If any utilities to be directly charged to Tenant are not separately metered to the Premises, Landlord shall bill Tenant for Tenant's pro rata share based on Tenant's Share (or based on such other equitable basis as reasonably agreed to by Landlord and Tenant), and Tenant shall pay such share to Landlord within ten (10) days after receipt of Landlord's written statement.

     (b) The Premises shall be separately metered for gas, water/sewer and electricity at the expense of Tenant prior to or during construction of the Tenant Improvements as set forth in Section 33(d) below.

     (c) Landlord shall not be liable under any circumstances for loss of business or injury to property, however occurring, through or in connection with or incidental to failure of any utility or other service furnished to the Premises, and Tenant shall not be entitled to any abatement or reduction of rent Tenant shall pay and provide for all services and utilities not furnished by Landlord.

22.  Personal Property and Other Taxes

     Tenant shall pay, before delinquency, any and all taxes levied or assessed and which become payable during the Term hereof upon Tenant's equipment, furniture, fixtures, trade fixtures, and other personal property located in the Premises, including carpeting installed by Tenant even though said carpeting has become a part of the Premises; and any and all taxes or increases therein levied or assessed on Landlord or Tenant by virtue of alterations, additions or improvements to the Premises made by Tenant or Landlord at Tenant's request. In the event said taxes are charged to or paid or payable by Landlord, Tenant, forthwith upon demand therefor, shall reimburse Landlord for all of such taxes paid by Landlord.

23.  Rules and Regulations

    Except as the same may be waived as to its application to Tenant or the Premises from time to time by Landlord in writing, Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease as Exhibit F ("Rules and Regulations") and all modifications of and additions thereto applicable to all tenants of the Building from time to time put into effect by Landlord of which Tenant shall have notice, to the extent such rules and regulations and any modifications and additions are consistent with the terms and intent of this Lease, and the size, location, purposes and uses of the Premises contemplated by this Lease

(which includes the contemplated presence and use on the Premises of Hazardous Materials and animals and Tenant having principal responsibility for its own HVAC, janitorial services, Equipment Area and Roof Platforms). Exhibit F-1 contains the amendments to the Rules and Regulations and constitutes the written waiver of Landlord to application of Exhibit F to Tenant. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said Rules and Regulations, but Landlord shall not enforce the same in a discriminatory manner adverse to Tenant.

24.  Holding Over

    If Tenant holds possession of the Premises after the Term of this Lease, Tenant shall, (at option of Landlord to be exercised by Landlord's giving written notice to Tenant and not otherwise) become a Tenant from month to month upon the terms and conditions herein specified, so far as applicable, at a monthly rental of 150% times the Base Rent in effect during the last month of the Term. Such monthly rent shall be payable in advance, in lawful money, and shall continue until thirty (30) days after Tenant shall have given to Landlord or Landlord shall have given to Tenant a written notice of intent to terminate such monthly tenancy. Unless Landlord shall exercise the option provided herein, Tenant shall be a tenant at sufferance only, whether or not Landlord shall accept any rent from Tenant while Tenant is so holding over.

25.  Subordination

     (a) This Lease shall be subject and subordinate at all times to all ground or underlying leases which may now exist or hereafter be executed affecting the Building and/or the Complex or the land upon which the Building is situated and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against said Building and/or the land upon which the Building is situated and/or on the Complex or on or against Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, within ten (10) days after Landlord's written request therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be reasonably required by Landlord. Notwithstanding the foregoing subordination, in the event of termination of any ground or underlying lease, or in the event of foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, Tenant shall upon demand attorn to the lessor under such ground or underlying lease or to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale under any mortgage or deed of trust, in which event this Lease shall not terminate, and Tenant shall automatically be and become the Tenant of said lessor under such ground or underlying lease or to said purchaser, whichever shall make demand therefor.

     (b) If any lessor or holder of a mortgage or deed of trust advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within thirty (30) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form present to Tenant, which Landlord, or a holder of a mortgage or deed of trust deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

     (c) It is further agreed that notwithstanding any such subordination, in the event of termination of any ground or underlying lease, or in the event of foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, upon the attornment of Tenant (or if applicable, the Leasehold Mortgagee or Leasehold Mortgage Purchaser as defined in Schedule 3 attached to this Lease) to the
                                 ----------
lessor under such ground or underlying lease or to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale under any mortgage or deed of trust, this Lease shall not terminate, and Tenant (or if applicable, the Leasehold Mortgagee or Leasehold Mortgage Purchaser) shall automatically be and become the tenant under the terms of this Lease to said lessor under such ground or underlying lease or to said purchaser, whichever is applicable, and any subordination agreement requested of Tenant shall so provide. Landlord's interest in any Tenant Improvements or any alterations, additions or improvements made by Tenant shall be subordinate to the interest of the Leasehold Mortgagee and Landlord's interest in any equipment, fixtures, inventory, furniture, trade fixtures or other personal property of Tenant shall be subordinate to the interest of the Leasehold Mortgagee or Equipment Mortgagee (as defined in Schedule 3 attached to this Lease).
               ----------

     (d) Landlord agrees that in the event Landlord is unable to obtain a non-disturbance agreement, in form and substance similar to Exhibit G attached hereto, within thirty (30) days of execution of this Lease, Tenant shall have the right to terminate this Lease by providing written notice to Landlord within fifteen (15) days thereafter of its election to terminate the Lease. Failure to provide such written notice to Landlord within the time period provided shall be deemed Tenant's election not to terminate the Lease.
                         ---

26.  Entry By Landlord

      Landlord reserves and shall at any and all reasonable times have the right to enter the Premises to inspect the same, to submit the Premises to prospective purchasers or Tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided the entrance to the Premises shall not be blocked thereby and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenants business, any loss of occupancy of quiet enjoyment of the Premises, and other loss occasioned by such entry. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon and about the Premises excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the

Premises or an eviction of Tenant from the Premises or any portion thereof Notwithstanding the foregoing, Landlord's access to the Premises is subject to reasonable security regulations of Tenant.

27.  INSOLVENCY OR BANKRUPTCY

    Either (i) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, (ii) an assignment by Tenant for the benefit of creditors, or (iii) any action taken or suffered by Tenant under any insolvency, bankruptcy or reorganization act shall constitute an event of default entitling Landlord to terminate this Lease and to exercise all other remedies provided in Section 28 of this Lease; provided, however, if an involuntary bankruptcy petition is filed against Tenant, there shall be no event of default under this Lease if that petition is dismissed within sixty (60) days after it is filed. In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings nor shall any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceedings.

28.  DEFAULT

     (a) The occurrence of any of the following shall constitute a default under this Lease: (i) Tenant's failure to pay rent or any other sum due under this Lease within five (5) business days after Landlord's delivery of written notice to Tenant of Tenant's failure to pay such sum when due hereunder; or (ii) Tenant's failure to perform any other obligation of Tenant under this Lease within thirty (30) days after Landlord's delivery of written notice to Tenant of Tenant's failure to perform such obligation when due hereunder (provided, however, the 30-day period shall be extended if Tenant cannot reasonably cure that default within 30 days so long as Tenant promptly commences that cure within the 30-day period and thereafter diligently prosecutes that cure to completion); or (iii) Tenant abandons the Premises.

     (b) In the event of any breach or default of this Lease by Tenant, then Landlord, besides any other rights and remedies of Landlord at law or equity, shall have the right either to terminate Tenant's right to possession of the Premises and thereby terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right to possession of the Premises. In the event Landlord elects to terminate this Lease, Landlord, in addition to any other rights and remedies (including rights and remedies under Subsections (1), (2) and (4) of Subdivision (a) of Section 1951.2 of the California Civil Code or any amendment thereto), shall be entitled to recover from Tenant the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. The "worth at the time of award" of the amount referred to in Subsections (1) and (2) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the legal rate and the amount referred to in Subsection
(3) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

     (c) Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect, with Tenant retaining the right to possession of the Premises (notwithstanding the fact the Tenant may have abandoned the leased Premises), then Landlord, besides the rights and remedies specified in Section 1951.4 of the California Civil Code ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations") and all other rights and remedies Landlord may have at law or equity, shall have the right to enforce all of Landlord's rights and remedies under this Lease. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of said Premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default.

     (d) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant No re-entry or taking possession of the Premises by Landlord pursuant to this section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

     (e) For purposes of this Section 28, Tenants right to possession shall not be considered to have been terminated by Landlord's efforts to relet the Premises, by Landlord's acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interest under this Lease. This list is merely illustrative of acts that may be performed by Landlord without terminating Tenant's right to possession.

     (f) Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

29.  DAMAGE OR DESTRUCTION

     (a) In the event the Premises, or any part of the Complex that provides building services to the Premises, or the parking areas for the Premises (to the extent any parking areas are lost or become unusable) are damaged by fire or other casualty, to the extent of available insurance proceeds and an amount equal to Landlord's insurance deductible or otherwise uninsured amount, but in either case not to exceed $50,000 unless Landlord, in its sole discretion, determines to spend an amount greater than $50,000, Landlord shall diligently repair and restore the same to substantially the same condition as existing immediately prior to such damage to the fullest extent possible, subject to the provisions of this Section 29, provided that if any repairs to the Premises cannot reasonably be made within one hundred eighty (180) days after issuance of a building permit therefor under the laws and regulations of federal, state and local governmental authorities having jurisdiction thereof, either Landlord or Tenant may by notice to the other given within thirty (30) days after the date of such fire or other casualty, elect to terminate this Lease as of a date specified in such notice. Landlord shall notify Tenant, within twenty (20) days after the date of such fire or other casualty, of the estimated period required for repairing any such damage to the Premises and the estimated cost of repairing such damage. In the event Landlord's deductible or otherwise uninsured amount exceeds $50,000 and Landlord elects not to spend an amount greater than $50,000 in addition to the insurance proceeds received by Landlord to restore the Premises, then Tenant may elect upon written notice to Landlord to provide any amount in excess of the $50,000 to restore the Premises to substantially the same conditions as existing immediately prior to such damage. Notwithstanding the foregoing: (i) if any such damage to the Premises shall occur during the final year of the Lease Term (with all options to extend having then occurred or expired or been waived without exercise) and the reasonably estimated cost of repairing such damage exceeds ten percent (10%) of the full replacement value of the Premises (including all Tenant Improvements, and any alterations, additions or other improvements), either Landlord or Tenant may instead elect to terminate this Lease upon written notice given to the other within thirty (30) days after the date of such fire or other casualty, in which event this Lease shall terminate as of the termination date specified in such notice; and (ii) if the reasonably estimated cost of repairing any damage to the Premises which is not covered by any applicable insurance coverage exceeds twenty percent (20%) of the full replacement value of the Premises (including all Tenant Improvements, and any alterations, additions or other improvements), then Landlord may instead elect to terminate this Lease upon written notice given to Tenant within thirty (30) days after the date of such fire or other casualty, in which event this Lease shall terminate as of the termination date specified in Landlord's notice.

     (b) where more than one patty is entitled to and in fact gives any notice of termination, the earlier of the termination dates specified in such notices of termination shall be controlling. As to any notice of termination given by Landlord which provides for a period of notice of termination shorter than thirty (30) days, Tenant shall have the right by notice to Landlord to require that such shorter notice period given by Landlord be extended to be a period of thirty (30) days. In the event of the occurrence of any such damage unless the damage were due to the willful misconduct of Tenant, an abatement of rent (both Base Rent and additional rent) under this Lease shall be allowed Tenant during the period and to the extent Tenant's use of the Premises in the conduct of its business is materially affected by any damage to, or any repairs being made to, the Premises, the Building or the Complex; provided however, that such abatement of rent shall not exceed the amount of any rent loss insurance proceeds, or such other proceeds, that are paid to Landlord with respect to such occurrence and nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds maintained by Landlord. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration.

     (c) A total destruction of the Building automatically shall terminate this Lease. Landlord and Tenant acknowledge that this Lease constitutes the entire agreement of the parties regarding events of damage or destruction, and Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and any similar statute now or hereafter in force.

     (d) If the Premises are to be repaired subject to the provisions of this
Section 29, Landlord shall repair any injury or damage to the Building itself and restore the Premises to the condition existing upon substantial completion of the Tenant Improvements, as such Tenant

Improvements may be modified or supplemented by any subsequent alterations, additions or improvements; provided, however, Tenant shall make available to Landlord the proceeds of any insurance to be maintained by Tenant thereon pursuant to Section 1 9(a)(ii) when and to the extent needed to pay the cost of any such repairs or replacements by Landlord to the Tenant Improvements, as such Tenant Improvements may have been modified or supplemented by any subsequent alterations, additions or improvements, and Tenant shall pay the cost of repairing or replacing all Tenant's trade fixtures, furnishing, equipment and other personal property.

30.  EMINENT DOMAIN

    If all or any part of the Premises shall be taken or appropriated by any public or quasi public authority under the power of eminent domain, and such taking will substantially impair Tenant's use of the Premises for more than ninety (90) days, Tenant shall have the right, at its option, to terminate this Lease as of the date of such taking. If all or any substantial part of the Premises shall be permanently taken or appropriated by any public or quasi public authority under any power of eminent domain, either Landlord or Tenant may terminate this Lease. In either of such events, Landlord shall be entitled to and Tenant upon demand of Landlord shall assign to Landlord any rights of Tenant to any and all income, rent award, or any interest therein relating to the value of any unexpired term of this Lease, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If a part of the Premises shall be so taken or appropriated and neither party hereto shall elect to terminate this Lease, the rent thereafter to be paid by Tenant shall be equitably reduced.

31.  CLAUSES, PLATS AND RIDERS

    Clauses, plats and riders, if any, affixed to this Lease are incorporated herein and made a part hereof. In the event of variation or discrepancy, the duplicate original hereof, including such clauses, plats and riders, if any, held by Landlord shall control.

32.  BOMA MEASUREMENTS

     (a) All calculations of rentable square footage of the Premises, Equipment Area or other space leased under this Lease shall be made in accordance with the Building Owners and Managers Association's 1996 American National standard method of floor measurement for office buildings. If by reason of actual measurement of the Premises, it is ascertained that the rentable square footage is different from the rentable square footage stated in the Basic Lease Information, there shall be a like recalculation and amendment to the Basic Lease Information. If as a result of recalculation of the rentable square footage it is determined that Tenant paid in excess of what it should have, Tenant may apply the amount of overpayment against rent due from Tenant; and if a credit remains at the end of the Term, Landlord shall remit the amount thereof to Tenant within thirty (30) days thereafter. If as a result of recalculation of the rentable square footage it is determined that Tenant paid less than it should have, Tenant shall remit the amount of the under payment to Landlord within ten (10) days of such recalculation.

     (b) Tenant and Landlord agree to recalculate the rentable area of the Premises as of the Projected Delivery Date. Landlord's architect shall provide, subject to verification by

Tenant's architect, the rentable area calculation for the Premises as measured in accordance with subsection (a). Such recalculation of the rentable area of the Premises, shall include the enclosed entry area of 866 Malcolm Road and one-half(l/2) of the enclosed breezeway area between 866 Malcolm Road and 863 Mitten Road and shall not include the square footage of the restrooms in F Wing of the Complex, provided that Tenant has built, as part of its Tenant improvements, restrooms in the Premises and Tenant expressly agrees not to use the F Wing Complex restrooms in conjunction with its leasing of the Premises.

33.  EXISTING TENANTS

     (a) Tenant acknowledges that the Premises are currently under lease to other tenants ("Existing Tenants"). Landlord agrees to use commercially reasonable efforts to buy out the leases of the Existing Tenants or to relocate the Existing Tenants to other space within the Complex prior to the Projected Delivery Date. If despite Landlord's commercially reasonable efforts, Landlord cannot deliver possession of the entire Premises to Tenant on or before the Projected Delivery Date due to the filing for bankruptcy by an Existing Tenant (an "Existing Tenant Delay"), then, subject to the provisions of this Section 33 and Section 4 above, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom;

     (b) Landlord agrees to use reasonable efforts to minimize the costs of relocating or buying out the leases of any Existing Tenants and Landlord agrees to consult with Tenant regarding any proposed terms or costs to be paid for the relocation or buying out of an Existing Tenant. Tenant and Landlord agree to share the cost of relocating Existing Tenants or buying out the leases of Existing Tenants (collectively, the "Relocation Costs") as follows:

    (i) Landlord shall pay twenty five percent (25%) of the Relocation Costs, and Tenant shall pay for seventy-five percent (75%) of the Relocation Costs, subject to adjustment. Landlord's percentage of the Relocation Costs shall be adjusted if Landlord and an Existing Tenant agree at any time prior to six (6) months after the Commencement Date to the terms of a new or amended lease for relocation space in the Complex and the term of such new lease exceeds the term of the prior lease in the Premises by one year or more. In that event, Landlord shall pay an additional ten percent (10%) of the Relocation Costs for such Existing Tenant for each year of the additional term under the new lease. For example, if an Existing Tenant executes a new lease for the relocation premises that is for a term that is three years longer than the term of the Existing Tenant's lease for a portion of the Premises, Landlord's share of the Relocation Costs for that Existing Tenant will be 25% + (3x10%) = 55%, and Tenants share will be 45%.

    (ii) Notwithstanding the foregoing, in no event shall Tenant's aggregate share of the Relocation Costs exceed Thirty-Seven Thousand Five Hundred Dollars ($37,500).

    (iii) Landlord and Tenant shall concurrently pay all Relocation Costs for an Existing Tenant upon receipt of invoices or other reasonably satisfactory evidence of such costs. In the event that Tenant fails to pay any such amount when due, then Landlord shall have the right to deduct the same from the Tenant Improvement Allowance.

     (c) During the Early Occupancy Period, as Existing Tenants vacate portions of the Premises, Landlord shall tender to Tenant such vacant portions of the Premises in an 'as is' condition. Landlord shall have no obligation whatsoever to make any improvements or renovation to the vacant portion other than as set forth in the Work Letter to prepare the same for Tenant's occupancy. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in the condition in which Landlord was required to deliver the Premises. Tenant shall be entitled to enter such vacant portions on the terms contained herein.

     (d) During the Early Occupancy Period: (i) Tenant's use and occupancy of any portion of the Premises shall be subject to the provisions of Section 4 above; (ii) Tenant's entry on and early possession of the Premises shall be conducted in a manner so as not to materially interfere with any Existing Tenants still occupying any portion of the Premises; (iii) Tenant shall deliver to Landlord before entering on the Premises evidence of liability insurance coverage required under this Lease; (iv) Tenant shall at all times during Tenant's early possession keeps the Premises free of all mechanic's, materialmen's and design professionals' liens arising from the work being performed by Tenant and otherwise shall comply wit the provisions of Section 16;
(v) within tiny (30) days of delivery of the entire Premises (as the Premises may be reduced by Tenant in accordance with the terms of Section 4 of this Lease), Tenant shall separately meter the Premises; (vi) Tenant shall be subject to and governed generally by all the applicable terms and conditions of this Lease, except Tenant shall be obligated to pay only Interim Rent but not any other additional rent (with the exception that Tenant or its contractor shall pay as additional rent the reasonably allocable cost of security and any electricity, water, HVAC and other utilities used by Tenant in the Premises in demolition) for early occupancy unless Tenant is conducting business from the Premises or any part thereof, in which case Tenant shall be liable for Base Rent and additional rent as provided in Section 4 (c); and (vii) Tenant shall not be permitted to enter any portion of the Premises still occupied by Existing Tenants.

     (e) As respects any portions of the Premises, Tenant shall have the right, at its sole cost and expense, promptly following any Existing Tenant's vacating of a portion of the Premises, to have such portion tested by a reputable environmental consulting firm to confirm that such portion of the Premises (including any drains) does not contain any Hazardous Materials. A copy of any environmental consultant's report on Hazardous Materials shall be delivered by Tenant to Landlord within ten (10) days of receipt by Tenant. If the testing reflects the presence of any Hazardous Materials, Tenant shall notify Landlord thereof, and Tenant may elect within thirty (30) days after receipt of such report (i) to accept such portion of the Premises in such condition and to cause such Hazardous Materials to be removed at its sole cost and expense, (ii) to refuse delivery of such space (with the size of the Premises reduced on a pro rata basis where appropriate in light of the reduced square footage area of the Premises being leased), or (iii) to terminate this Lease. The foregoing right of Tenant to refuse delivery of any portion of the Premises shall not extend to any floor tile, mastic or floor coating which may contain asbestos. Landlord shall not have any obligation to cause such Hazardous Materials to be removed from the Premises. In the event Tenant refuses delivery of such space or terminates this Lease, Tenant shall repair the space to the condition prior to commencement of such testing and shall indemnify Landlord pursuant to Section 18 for any of Tenant's testing activities. The period for election by Tenant as to the acceptance or refusal of the delivery of any portion of the

Premises shall be limited so as not to exceed sixty (60) days from the date of delivery by Landlord to Tenant of the respective portion of the Premises, provided, however, that Tenant shall have the right upon payment to Landlord of a lump sum equal to One Dollar ($1.00) per square foot of the Premises that has then been tendered to Tenant (an "Inspection Extension Payment"), to extend the sixty day period stated above for an additional thirty (30) days. If the Lease is ultimately terminated pursuant either to this Section 33 or Section 4 above, Landlord's obligation as to reimbursing Tenant for one-half of any Interim Rent or Relocation Costs paid by Tenant as provided in Section 4(a) above, shall not extend to such Inspection Extension Payment.

     Notwithstanding the foregoing, as respects the portion of the Premises currently leased by Orkin ("Orkin Space"), Tenant may only refuse delivery of the Orkin Space and the Lease shall remain in full force and effect (with the size of the Premises reduced on a pro rata basis where appropriate in light of the reduced square footage area of the Premises being leased) but Tenant shall not have the right to terminate the Lease except as to that portion of the Premises comprised of the Orkin Space.

     (f) Landlord represents to Tenant that it does not have any actual knowledge of any material defects in the construction of any portion of the Premises or in any operating systems or utilities servicing the Premises and that it shall be responsible to cause the existing HVAC equipment serving the Premises or any portion thereof to be in reasonable working order at the time of delivery of such portions of the Premises (or so much of the Premises as Tenant elects to6 Lease in accordance with this Section) to Tenant.

34.  SALE BY LANDLORD

    In the event the Landlord hereunder shall sell or convey the Building, all liabilities and obligations on the part of the Landlord under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner. If any Security Deposit be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the Security Deposit to the successor-in-interest of Landlord and thereupon Landlord shall be discharged from any further liability in reference thereto. Except as set forth in this Section 34, this Lease shall not be affected by any such sale or conveyance.

35.  LIMITATION OF LIABILITY

It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord, any mortgagee having a security interest in the Complex or portion thereof, Landlord's partners (if Landlord is a partnership), Landlord's shareholders, officers and directors (if Landlord is a corporation) or Landlord's members, managers, officers and directors (if Landlord is a limited liability company). Any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's ownership interest in the Complex and no personal liability is assumed by, nor at any time may be asserted against,

Landlord, any mortgagee having an interest in the Complex or portion thereof; or Landlord's partners, shareholders, members, managers, officers, or directors, as applicable, or any of their respective officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant.

36.  ESTOPPEL CERTIFICATES

     At any time and from time to time, within ten (10) days after request by either Landlord or Tenant (the "Requesting Party"), the other party (the "Responding Party") shall execute, acknowledge and deliver to Requesting Party a statement certifying the Commencement Date of this Lease, stating that this Lease is unmodified and in hill force and effect (or if there have been modifications, that this Lease is in hill force and effect as modified and the date and nature of such modifications) and the dates to which the rent has been paid, and setting forth such other matters as may reasonably be requested by the Requesting Party. Landlord and Tenant intend that any such statement delivered pursuant to this section may be relied upon by any mortgagee or the beneficiary of any deed of trust or by any purchaser or prospective purchaser of the Building or Complex or by any assignee of, sublessee under, Leasehold Mortgagee, Equipment Mortgagee or other lender to or investor in Tenant. If the Responding Party fails to so execute, acknowledge and deliver any such certificate within the time provided, then the Requesting Party may certify any of the foregoing matters, on which any such person may rely, and the Responding Party shall be estopped from denying the truth of such facts. In addition, from time to time, upon Landlord's request, Tenant shall promptly furnish Landlord Tenant's most recently prepared financial statements and, if rendered in the ordinary course of conducting Tenant's business, a copy of Tenant's latest certified financial statements, which financial statements shall be treated as confidential by Landlord.

37.  RIGHT OF LANDLORD TO PERFORM

    All covenants and agreements to be kept or performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated to, and without waiving any default of Tenant or releasing Tenant from any obligations of Tenant hereunder, make any such payment or perform any such other act on Tenant's part to be made or performed as provided herein. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the highest rate allowed by law from the date of such payment by Landlord, shall be paid to Landlord forthwith on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in payment of rent.

38.  LANDLORD'S DEFAULT AND TENANT'S REMEDIES

     Landlord shall not be deemed to be in default (entitling Tenant to the extent permitted by applicable law to terminate this Lease) unless Landlord fails to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) -day period, or fails to commence such cure within said thirty (30)-day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30)-day period. Tenant waives the provisions of Section 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease.

39.  MORTGAGEE PROTECTIONS

    (a) If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Complex or any portion thereof, that certain minor modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall not unreasonably withhold its approval to and execution of any appropriate instruments designed to effect such modifications.

     (b) In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease, Tenant will not exercise any such right to terminate until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of any mortgage or deed of trust encumbering the Complex, if the name and address of such holder(s) have been furnished to Tenant, and (ii) such holder(s) shall have been given a reasonable opportunity to cure Landlord's default, including time to obtain possession of the Complex or portion thereof by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure.

40.  ATTORNEY FEES

     If as a result of any breach or default on the part of either patty under this Lease ("Defaulting Party"), the other party uses the services of any attorney in order to secure compliance with this Lease, the Defaulting Party shall reimburse the other upon demand for any and all attorneys' fees and expenses incurred by the other party, whether or not formal legal proceedings are instituted. Should either party bring action against the other party to enforce the provisions of this Lease, then the party which prevails in such action shall be entitled to its reasonable attorneys' fees and expenses related to such action in addition to all other recovery or relief.

41.  SURRENDER OF POSSESSION

     The voluntary or other surrender of this Lease by Tenant or mutual cancellation thereof shall not work a merger and, at the option of Landlord, shall terminate all or any existing subleases or subtenancies, or at the option of Landlord, may operate as an assignment to Landlord of any or all such subleases or subtenancies.

42.  WAIVER

     The waiver by Landlord or Tenant of performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

43.  NOTICES

     Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (i) in person, (ii) by certified mail, postage prepaid, return receipt requested, (iii) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (iv) by tele-facsimile or telecopy, and such notices shall be addressed to Tenant or Landlord, as applicable, at the addresses specified for each in the Basic Lease Information or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be deemed delivered (i) when actually delivered, if such delivery is in person, (ii) three (3) business days after deposit with the U.S. Postal Service, if such delivery is by certified mail, (iii) one (1) business day after deposit with the overnight courier service, if such delivery is by an overnight courier service, and (iv) one (1) business day after transmission, if such delivery is by tele-facsimile or telecopy. The foregoing shall in no event prohibit notice from being given as provided by the federal or state Rules of Civil Procedure, as the same may be amended from time to time.

44.  DEFINED TERMS AND MARGINAL HEADINGS

     The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular and words used in masculine gender shall include the feminine and neuter. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The marginal headings and titles to the sections of the Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

45.  TIME AND APPLICABLE LAW

     Time is of the essence of this Lease and each and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Premises are located.

46.  SUCCESSORS

     Subject to the provisions of Section 17 hereof, the covenants and conditions herein contained shall be binding upon and inure to the benefits of the heirs, successors, executors, administrators and assigns of the parties hereto.

47.  ENTIRE AGREEMENT

     This Lease constitutes the entire agreement between Landlord and Tenant and no promises or representations. express or implied, either written or oral, not herein set forth shall be binding upon or inure to the benefit of Landlord or Tenant. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by both Landlord and Tenant.

48.  LATE CHARGE; INTEREST

     In the event Tenant shall fail to pay any rent or other sums due hereunder when due under this Lease, then the amount so due and unpaid shall bear interest from and after due date until paid at an annual rate of interest equal to the lesser of (i) three percent (3%) over the prevailing "prime rate" announced from time, to time by the Bank of America NT & SA for purposes of pricing loans to major corporate borrowers, or (ii) the highest rate allowed by law for commercial obligations, which interest shall be payable forthwith upon demand. In addition to such interest, with respect to any installment of Base Rent and additional rent not received by Landlord within five (5) business days after written notice from Landlord that such payment is past due, Landlord shall be entitled to collect from Tenant a one time late collection charge in an amount equal to five percent (5%) of the delinquent amount to compensate Landlord for Landlord's administrative and other costs and efforts in connection therewith. Landlord and Tenant hereby agree that such five percent (5%) late charge represents a reasonable approximation of Landlord's losses and costs that would be incurred in connection with the late payment of such monthly rent. (The foregoing shall be in addition to any other fight or remedy of Landlord).

49.  BROKERS

     (a) Landlord and Tenant each represent and warrant to the other that, other than the Broker identified in the Basic Lease Information, no broker, agent, or finder negotiated or was instrumental in negotiating or consummating this Lease on its behalf and that it knows of no broker, agent, or finder, other than the Broker, who is, or might be, entitled to a commission or compensation in connection with this Lease. Broker's commission or compensation is to be paid pursuant to a separate agreement.

     (b) In the event of any such claims for additional brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Lease, then Landlord shall indemnity, save harmless and defend Tenant from and against such claims, and any liability, loss, damage, or expense (including attorneys" fees and costs) if they shall be based upon any statement, representation or agreement by Landlord, and Tenant shall indemnify, save harmless and defend Landlord from and against such claims, and any liability, loss, damage, or expense (including attorneys' fees and costs) if they shall be based upon any statement, representation or agreement made by Tenant. The parties obligations under this section shall survive the expiration or earlier termination of the Lease.

50.  NO DISCRIMINATION

     Tenant agrees for Tenant and Tenant's heirs, executors, administrators, successors and assigns and all persons claiming tinder or through Tenant, and this Lease is made and accepted upon the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, sex, religion, martial status, ancestry or national origin (whether in the use, occupancy, subleasing, transferring, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming through or under Tenant establish or permit any such practice or practices of discrimination or segregation with reference to or arising out of the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

51.  PARKING AND COMMON AREAS

     (a) Apart from any parking to which Tenant may entitled to under the 863 Mitten Lease, Tenant and Tenant's employees shall have the right to six (6) parking spaces for Tenant's exclusive use on the east side of the Premises in the area so identified on Exhibit B attached hereto. In addition, Tenant and Tenant's employees shall have the non-exclusive right during the term to use additional parking spaces such that the total number of parking spaces (including the reserved spaces in the preceding sentence) equals one (1) space per 350 rentable square feet of the Premises. Unless as otherwise provided, Tenants use of the parking area, as herein set forth, shall be in common with other tenants of the Building and Complex and any other parties permitted by Landlord to use the parking area, The parking rights herein granted shall not be deemed a lease but shall be construed as a license granted by Landlord to Tenant for the term of this Lease.

    (b) Landlord shall have the right, without obligation, and from time to time, to change the number, size, location, shape and arrangement of parking areas and other common areas, restrict parking of tenants or their guests to areas as are reasonably designated by Landlord, designate loading or handicap loading areas, and change the level or grade of parking.

    (c) Except as otherwise specifically provided herein, all access roads, courtyards and other areas, facilities or improvements furnished by Landlord are for the general and non-exclusive use in common of all tenants of the Building or the Complex, and those persons invited upon the land upon which the Building or the Complex is situated and shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right, without obligation to establish, modify and enforce such Rules and Regulations which the Landlord may deem reasonable and/or necessary.

52.  SIGNAGE

    (a) Tenant shall not place on the Premises any exterior signs or advertisements, or any interior signs or advertisement that are visible from the exterior of the Premises without Landlord's prior written consent, which Landlord may withhold in its sole discretion, provided that such discretion shall not be exercised in a discriminatory manner between Tenant and other tenants.

     (b) Tenant may install one (1) sign identifying Tenant, provided that Landlord approves, in its reasonable judgment, plans and specifications for such sign and the location of such sign, and that such sign complies with all applicable laws, regulations, ordinances and building codes. Landlord hereby grants its approval to signage that would be in the location and with a maximum size as follows: a parapet mounted sign on the side of Building E facing Malcolm Road, which shall be dedicated exclusively to Tenant, with an overall size not to. exceed three (3) feet in height and ten (10) feet in length. Landlord shall not permit any other signage to be placed on the exterior of what is currently commonly referred to as Building E, except any signage that may be required by any appropriate municipal or other governmental authority, or in the last year of the term (as the same may be extended pursuant to the terms of this Lease), any leasing signs.

     (c) Throughout the Term, Tenant shall have the right to signage adjacent to or on the primary entrance to the Premises, with the name of Tenant, not to exceed three (3) names. Landlord, at Landlord's expense, shall provide once for such signage for one name. Any necessary revision to such directory shall be made by Landlord, at Tenant's expense, within a reasonable time after written notice from Tenant of the change making the revision necessary. Landlord shall have the right to remove all non-permitted signs without notice to Tenant and at the expense of Tenant.

    (d) The size, design, color, location and other physical aspects of any sign in or on the Building and otherwise within the Complex shall be subject to (i) the Rules and Regulations set forth in Exhibit F, (ii) any signage criteria which Landlord may reasonably establish from time to time, (iii) Landlord's approval prior to installation, which approval may be withheld in its sole discretion, provided that such discretion shall not be exercised in a discriminatory manner between Tenant and other tenants.; and (iv) any appropriate municipal or other governmental approvals. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenants sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs.

53.  TELEPHONE SERVICE

    (a) Except as required by the express terms of this Lease, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring within the Premises or for providing telephone service or connections from the utility to the Premises.

    (b) Tenant shall not alter, modify, add to or disturb any telephone wiring in the Premises or elsewhere in the Building without the Landlord's prior consent. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Premises.

     (c) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring within the Building shall be an Operating Expense, as otherwise defined in Section 7 of this Lease, unless Landlord is reimbursed for such costs by other tenants of the Building.

     (d) Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telephone services to the Premises. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

54.  HAZARDOUS SUBSTANCE DISCLOSURE

     California law requires landlords to disclose to tenants the existence of certain Hazardous Materials. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copy fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos containing materials ("ACM"), must be disclosed. Gasoline and other automotive fluids are found in the parking area of the Complex. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Complex are found in the utility areas of the Complex not generally accessible to tenants or the public. Many Complex occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Complex may contain Hazardous Materials. Although smoking is prohibited in the public areas of the Complex, these areas may, from time to time, be exposed to tobacco smoke. Complex occupants and other persons entering the Complex from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some which may contain Hazardous Materials. Certain floor tiles, mastic and floor coating in the Building may also contain ACM. Other than such floor tile, mastic and floor coating and as described in the environmental reports listed in Exhibit H attached hereto, Landlord has no actual knowledge of any existing Hazardous Materials in the Premises which will remain in the Premises at the time of delivery thereof to Tenant, but it is acknowledged that Landlord has not made any special investigation of the Premises with respect to Hazardous Materials.

55.  AUTHORITY

  If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant hereby covenants and warrants that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) Tenant is duly qualified to do business in the State of California, (iii) Tenant has lull corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (iv) each person (and all persons if more than one signs) signing this -Lease on behalf of Tenant is duly and validly authorized to do so.

56.  EXECUTION OF LEASE

    The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the premises. This Lease shall have no force and effect until (i) it is executed and delivered by Tenant to Landlord and (ii) it is hilly reviewed and executed by Landlord.

57.  COUNTERPARTS

  This Lease may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.

58.  RECORDING

     Except as provided herein, Tenant shall not record this Lease or any memorandum or short form thereof. Landlord shall, upon Tenant's request join in executing a memorandum of short form of this Lease, which shall be recorded at Tenant's expense.

59.  SEVERABILITY

     The illegality, invalidity or unenforceability of any term, condition, or provision of the Lease shall in no way impair or invalidate any other term, provision or condition of the Lease, and all such other terms, provisions and conditions shall remain in full force and effect.

60.  COVENANTS AND CONDITIONS

     All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

61.  QUIET ENJOYMENT

     Landlord covenants and agrees that Tenant, upon making all of Tenant's payments as and when due under the Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the term of this Lease Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

62.  CUMULATIVE REMEDIES

     No remedy or election provided, allowed or given by any provision of the Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or equity.

63.  REASONABLE APPROVAL STANDARD

     Unless specifically provided otherwise in this Lease, or unless a matter is expressly stated to be within the sole discretion of that patty, whenever in this Lease the review, acceptance, approval, or consent of either Landlord or Tenant ("Reviewing Party") is required to the taking of or refraining from taking any action under this Lease, or to the manner of performing or observing any covenant or condition of this Lease (collectively "Matter"), the favorable review, acceptance, approval or consent (collectively "Approval") as to any such Matter shall neither be unreasonably withheld nor unduly delayed by the Reviewing Party, and if the Reviewing Party desires to deny or withhold its Approval as to any such Matter, the Reviewing Party shall, by written notice to the other party given within the time period for the giving of such Approval as provided herein or elsewhere in this Lease, state with particularity the basis for the denial or withholding by such Reviewing Party of such Approval. The failure of the Reviewing Party to so respond in writing to any Matter within twenty (20) days of receipt of the written request of the other party (or within such other period of time for response if this Lease otherwise expressly provides a specific period for such Approval), shall be deemed to constitute the Reviewing Party's Approval of the Matter.

  IN WITNESS WHEREOF Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                TENANT:

SFO OFFICE ASSOCIATES LLC, a             MEGABIOS CORP.,

California limited liability company     a California corporation

        /s/MICHAEL HALPER                       /s/PATRICK ENRIGHT
By:    ______________________________    By:    _______________________________

       Michael Halper                           Patrick Enright
Name:  ______________________________    Name:  _______________________________

       Manager                                  CFO and Vice President
Title: ______________________________    Title: _______________________________

                                  EXHIBIT A-1

                                 EQUIPMENT AREA

                           [SITE PLAN APPEARS HERE]

                                   EXHIBIT B


                              SITE PLAN OF COMPLEX


            (INCLUDING IDENTIFICATION OF TENANT'S RESERVED PARKING)


                           [SITE PLAN APPEARS HERE]

                                   EXHIBIT C


                 DESCRIPTION OF SMALL-SCALE MANUFACTURING USES


     In addition to office use, the Premises may be used for laboratory and small-scale manufacturing uses involving research into and production of life science and biomedical products as may be relevant from time to time to Tenant's business. These laboratory and small-scale manufacturing uses currently include, but are not limited to, research into and production of DNA plasmids (which currently would involve using either or both fermentation and purification processes). It is the understanding of both parties that the procedures and processes involved in research and small-scale manufacturing will and are allowed under the Lease to change from time to time as appropriate to Tenant's business. Any laboratory and manufacturing procedures and processes shall conform with any and all applicable governmental regulations and the terms of this Lease.

                                  EXHIBIT D-1


                       LEASE COMMENCEMENT DATE MEMORANDUM


Landlord:        SFO OFFICE ASSOCIATES LLC,
                 a California limited liability company


Tenant:          MEGABIOS CORP.,
                 a California corporation


Lease Date:      March 18, 1997

Premises:        866 Malcolm Road, Building E
                 Burlingame, California 94010


Pursuant to Section 3 of the above-referenced Lease, the Commencement Date hereby is established as ___________________________

LANDLORD:                              TENANT:

SFO OFFICE ASSOCIATES LLC, a           MEGABIOS CORP.,
California limited liability company   a California corporation

By:  ______________________________    By: _______________________________

Name: _____________________________    Name: _____________________________

Title:  ___________________________    Title: ____________________________

                                  EXHIBIT D-2


                      PREMISES ACCEPTANCE DATE MEMORANDUM



Landlord:        SFO OFFICE ASSOCIATES LLC, a California limited liability
                 company


Tenant:          MEGABIOS CORP.,
                 a California corporation


Lease Date:      March 18, 1997


Premises:        866 Malcolm Road, Building E
                 Burlingame, California 94010



Pursuant to Section 3 of the above-referenced Lease, the Premises Acceptance Date hereby is established as ___________________________

LANDLORD:                              TENANT:

SFO OFFICE ASSOCIATES LLC, a           MEGABIOS CORP.,

California limited liability company   a California corporation

By:  ______________________________    By: _______________________________

Name: _____________________________    Name: _____________________________

Title:  ___________________________    Title: ____________________________

                                   EXHIBIT A

                               LEGAL DESCRIPTION

     Commonly known as: 819-863 Mitten Road and 866 Malcolm Road, Burlingame, California and described as follows:

PARCEL ONE:

     Lots 28, 29, 30, 31, and a portion of Lots 27 and 32, Block 3 as shown on the Map entitled "EAST MILLSDALE INDUSTRIAL PARK UNIT NO. 2, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA," filed in the office of the County Recorder of San Mateo County on August 3, 1959, in Book 52 of Maps at Pages 4, 5, and 6 and a portion of Lots 13, 14, 15, 16, 17, 18, Block 3 as shown on the Map entitled "EAST MILLSDALE INDUSTRIAL PARK UNIT NO. 1, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA," filed in the office of the County Recorder of San Mateo County on January 23, 1959, in Book 50 of Maps at Pages 24 and 25, more particularly described as a whole as follows:

     BEGINNING at the point of intersection of the Southwesterly line of said Lot 18 with the Southeasterly line of Mitten Road as shown on last mentioned Map; thence from said point of beginning along said Southwesterly line of Lot 18 South 50 degrees 41' 25" East 305.00 feet to a point distant thereon North 50 degrees 41' 25" West 105.00 feet from the most Southerly corner of said Lot 18; thence leaving said Southwesterly line North 39 degrees 18' 35" East 363.00 feet; thence South 50 degrees 41' 25" East 105.00 feet to a point on common line between said subdivisions above mentioned; thence along said common line South 39 degrees 18' 35" West 338.00 feet; thence South 50 degrees 41' 25" East 235.00 feet to the Northwesterly line of Malcolm Road, as shown on the Map first above mentioned, thence along said Northwesterly line of Malcolm Road North 39 degrees 18' 35" East 315.00 feet to the Northeasterly line of said Lot 31; thence along said Northeasterly line North 50 degrees 41' 25" West 175.00 feet; thence leaving the last mentioned line North 39 degrees 18' 35" East 60.00 feet to the Northeasterly line 50 degrees of Lot 32; thence along the last mentioned line North 41' 25" West 60.00 feet to the common line between said Lots 32 and 13; thence along said common line South 39 degrees 18' 35" West 5.00 feet; thence leaving the last mentioned line North 50 degrees 41' 25" West 410.00 feet to the said Southeasterly line of Mitten Road; thence along the last mentioned line South 39 degrees 18' 35" West 395.00 feet to the point of beginning.

PARCEL TWO:

     Lot 26 and a portion of Lot 27 Block 3 as shown on the Map entitled "EAST MILLSDALE INDUSTRIAL PARK UNIT NO. 2, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA," filed in the office of the County Recorder of San Mateo County on August 3, 1959, in Book 52 of Maps at Pages 4, 5 and 6 and a portion of Lots 13, 14, 15, 16, 17, and 18, Block 3 as shown on the Map entitled "EAST MILLSDALE INDUSTRIAL PARK UNIT NO. 1, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA," filed in the office of the County Recorder of San Mateo County on January 23, 1959, in Book 50 of Maps at Pages 24 and 25 more particularly described as a whole as follows:

                              EXHIBIT A - Page 1

     BEGINNING at the point of intersection of the Southwesterly line of said Lot 26 with the Northwesterly line of Malcolm Road as shown on the first above mentioned Map; thence from said point of beginning along said Southwesterly line of Lot 26 North 50 degrees 41' 25" West 235.00 feet to the most Westerly corner thereof; thence along the Northwesterly line of said Lots 26 and 27 North 39 degrees 18' 35" East 75.00 feet to the most Southerly corner of said Lot 18 thence along the Southwesterly line of said Lot 18 North 50 degrees 41' 25" West
105.00 feet; thence leaving the last mentioned line North 39 degrees 18' 35" East 363.00 feet; thence South 50 degrees 41' 25" East 105.00 feet to a point on common line between said subdivisions above mentioned; thence along the common line South 39 degrees 18' 35" West 338.00 feet; thence South 50 degrees 41' 25" East 235.00 feet to the said Northwesterly line of Malcolm Road; thence South 39 degrees 18' 35" West along the last mentioned Road 100.00 feet to the point of beginning.

     A.P.N.    024-403-400.J.P.N. 24-40-403-40.

     A.P.N.    024-403-410.J.P.N. 24-40-403-41.

     A.P.N.    026-301-310.J.P.N. 26-30-301-31.

     A.P.N.    026-301-320.J.P.N. 26-30-301-32.

PARCEL THREE:

     Lots 7, 8, and 9 in Block 3 as shown on that certain Map entitled "EAST MILLSDALE INDUSTRIAL PARK UNIT NO. 1, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA, filed in the office of the County Recorder of San Mateo County on January 23, 1959, in Book 50 of Maps at Pages 24 and 25.

PARCEL FOUR:

     Lot 12 and a portion of Lots 11 and 13, Block 3 as shown on that certain Map entitled "EAST MILLSDALE INDUSTRIAL PARK UNIT NO. 1, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA," filed in the office of the County Recorder of San Mateo County on January 23, 1959, in Book 50 of Maps at Pages 24 and 25 and a portion of Lots 33 and 34, Block 3 as shown on that certain Map entitled "EAST MILLSDALE INDUSTRIAL PARK UNIT NO. 2, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA," filed in the office of the County Recorder of San Mateo County on August 3, 1959, in Book 52 of Maps at Pages 4, 5 and 6, more particularly described as a whole as follows:

     BEGINNING at a point on the Southeasterly line of Mitten Road as shown on the first above mentioned Map distant thereon South 39 degrees 18' 35" West
49.00 feet from the most Northerly corner of said Lot 11; thence from said point of beginning South 50 degrees 4l' 25" East 410.00 feet to a point on the dividing line between said Lots 11 and 34; thence continuing South 50 degrees 4l' 25" East 64.00 feet; thence South 39 degrees 18' 35" West 71.00 feet to the Southwesterly line of said Lot 33; thence North 50 degrees 51' 25" West along the last mentioned line 64.00 feet to the most Easterly corner of said Lot 13; thence along the Southeasterly line of said Lot 13, South 39 degrees 18' 35" West 5.00 feet; thence leaving the last mentioned line North 50 degrees 41' 25" West 410.00 feet to the said

                              EXHIBIT A - Page 2

Southeasterly line of Mitten Road; thence North 39 degrees 18' 15" East along the last mentioned line 76.00 feet to the said point of beginning.

PARCEL FIVE:

     Lot 10 and a portion of Lot 11, Block 3, as shown on that certain Map entitled "EAST MILLSDALE INDUSTRIAL PARK UNIT NO. 1, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA," filed in the office of the County Recorder of San Mateo County on January 23, 1959, in Book 50 of Maps at Pages 24 and 25 and a portion of Lots 34 and 35, Block 3 as shown on that certain Map entitled "EAST MILLSDALE INDUSTRIAL PARK UNIT NO. 2, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA," filed in the office of the County Recorder of San Mateo County on August 3, 1959, in Book 52 of Maps at Pages 4, 5 and 6, more particularly described as a whole as follows:

     BEGINNING at the point of intersection of the Northeasterly line of said Lot 10 with the Southeasterly line of Mitten Road, as shown on the first above mentioned Map; thence from said point of beginning along said Northeasterly line of Lot 10 South 50 degrees 41' 25" East 410.00 feet to the most Northerly corner of said Lot 35; thence along the Northeasterly line of laid lot 35, South 50 degrees 41' 25" East 64.00 feet; thence South 39 degrees 18' 35" West 109.00 feet; thence North 50 degrees 41' 25" west 64.00 feet to a point on the dividing line between said Lots 34 and 11; thence continuing North 50 degrees 41' 25" West 410.00 feet to a point on said Southwesterly line of Mitten Road distant thereon South 39 degrees 18' 35" West 49.00 feet from the most Northerly corner of said Lot 11; thence North 39 degrees 18' 35" East along the last mentioned line, 109.00 feet to the point of beginning.

     A.P.N.    024-403-360.J.P.N. 24-40-403-36.

     A.P.N.    024-403-370.J.P.N. 24-40-403-37.

     A.P.N.    024-403-380.J.P.N. 24-40-403-38.

     A.P.N.    026-301-220.J.P.N. 26-30-301-22.

     A.P.N.    026-301-240.J.P.N. 26-30-301-24.


                              EXHIBIT A - Page 3

                                   EXHIBIT E

                             WORK LETTER AGREEMENT


     This Work Letter Agreement ("Agreement") supplements that certain lease (the "Lease") dated and executed concurrently herewith by and between SFO OFFICE ASSOCIATES LLC, a California limited liability company ("Landlord"), and MEGABIOS CORP., a California corporation ("Tenant"), with the terms defined in this Lease to have the same definition where used herein.

     This Agreement shall set forth the terms and conditions relating to the construction of the Premises.


1.   LANDLORD IMPROVEMENTS

     Landlord shall cause the Building to be improved pursuant to the plans prepared by MSI, Job No. 9610116, dated November 6, 1996 ("MSI Plans"), and to the bid provided by Rudolf and Sletten dated December 3, 1996, during the time period Tenant is constructing the Tenant Improvements ("Landlord Improvements"). The cost of such Landlord Improvements shall be borne equally by Landlord and Tenant; provided, however, Tenant's portion of such costs for Landlord Improvements shall not exceed fifty percent (50%) of the Tenant improvement Allowance as defined in Section 2 below except in the event that the City of Burlingame ("City") requires Landlord to complete additional seismic upgrade work not included in the MSI Plans. In the event the City requires such additional seismic upgrade work not included in the MSI Plans, then Tenant and Landlord shall bear such costs equally without a limitation on the amount of Tenant's portion of such costs. The preliminary budget for the Landlord Improvements is set forth on the attached Schedule 1 to this Work Letter and is
                                          ----------
subject to adjustment. Included in the Landlord Improvement costs are the costs of the plans and specifications for the Landlord Improvements, construction costs, a five percent (5%) fee to Landlord for construction administration, costs for building permits and inspections and other costs directly associated with such work.

2.   TENANT IMPROVEMENTS

     (a)   Tenant Improvement Allowance. Tenant shall be entitled to a one-time
           ----------------------------
tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $10.00 for each of the rentable square feet of the Premises to be applied toward payment of the tenant improvement costs described below in connection with the remediation, demolition and construction work described in the "Approved Working Drawings," as that term is defined in Section 2 below (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Agreement in a total amount which exceeds the Tenant Improvement Allowance.

    (b) Disbursement of the Tenant Improvement Allowance.
        ------------------------------------------------

       (i) Tenant Improvement Allowance Items. Except as otherwise set forth in
           ----------------------------------
this Agreement, the Tenant Improvement Allowance shall be disbursed as provided below by Landlord for the costs of remediation, demolition and construction of the Tenant Improvements

                              EXHIBIT E - Page 1
and Tenant's share of the Landlord Improvements, including, without limitation, the following items (collectively the "Tenant Improvement Allowance Items"):

          (1)  ADA;

          (2)  seismic upgrades; and

          (3)  Hazardous Materials and asbestos abatement or removal.

               (ii)  Disbursement of Tenant Improvement Allowance. Upon
                     --------------------------------------------
completion of the construction of the Tenant Improvements and issuance of the Notice of Completion, Landlord shall disburse the Tenant Improvement Allowance or so much thereof as remains after disbursement for Landlord Improvements to Tenant for Tenant Improvement Allowance Items within thirty (30) days of written request by Tenant for disbursement.


               (iii) Tenant shall provide to Landlord prior to disbursement (i) a request for payment detailing the work completed; (ii) invoices from all of Tenant's Agents as defined below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3263(d); and (iv) all other information reasonably requested by Landlord. Thereafter Landlord shall deliver a check to Tenant for the Tenant Improvement Allowance, provided that Landlord does not in good faith dispute any request for payment based on non-compliance of any work with the Approved Working Drawings, or due to Tenant's failure to deliver the items required in the prior sentence. If Landlord disputes only a portion of the amount requested, Landlord shall so pay the undisputed portion, and the parties shall cooperate in good faith to resolve any such dispute as soon as is reasonably possible. Landlord's payment of the Tenant Improvement Allowance shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

               (iv)  Other Terms. Landlord shall only be obligated to make
                     -----------
disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items, and, in any event, in an aggregate amount not to exceed the Tenant Improvement Allowance.

3.   CONSTRUCTION DRAWINGS

     (a) Delivery of Base Building Plans. Landlord shall deliver to Tenant at
         -------------------------------
Tenant's request any and all base building plans and specifications pertaining to the Building that contains the Premises as Landlord may have (collectively, "Base Building Plans") to facilitate Tenant's design and construction of the Tenant Improvements.

     (b) Review of Drawings. Tenant shall retain, with the prior approval of
         ------------------
Landlord and pursuant to an AIA contract with modifications as approved by Landlord or such other contract as approved by Landlord, one or more duly licensed architects of good reputation (collectively, the "Architect") to prepare the Construction Drawings. Landlord hereby approves Randall Dowler as the architect if Tenant should elect to use Randall Dowler. Tenant or Architect shall retain, with the prior approval of Landlord and pursuant to an AIA contract with modifications as

                              EXHIBIT E - Page 2
approved by Landlord or such other contract as approved by Landlord, one or more engineering consultants of good reputation (collectively, the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers hereunder, including, without limitation, the Final Space Plan and the Final Working Drawings, shall be known collectively as the "Construction Drawings." Tenant shall submit all Construction Drawings to Landlord for Landlord's approval, which approval shall not be unreasonably withheld and which shall be given or withheld within five (5) days following Landlord's receipt thereof from Tenant. If Landlord withholds such approval. Landlord shall do so in writing and shall provide Tenant with a detailed written explanation of the reasons for such withholding of approval and the measures that Tenant should take to obtain such approval. Landlord and Tenant shall cooperate in good faith to resolve any such issues to enable Tenant to receive such approval within five
(5) days following Tenant's receipt of such written notice from Landlord. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the Base Building Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 2, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's indemnity set forth in Section 18 of this Lease shall specifically apply to the Construction Drawings.


     (c) Final Space Plan. Tenant shall supply Landlord with two (2) copies of
         ----------------
its final space plan for the Premises for Landlord's approval, which approval shall not be unreasonably withheld and which shall be given or withheld within five (5) days following Landlord's receipt thereof from Tenant. If Landlord withholds such approval, Landlord shall do so in writing and shall provide Tenant with a detailed written explanation of the reasons for such withholding of approval and the measures that Tenant should take to obtain such approval. Landlord and Tenant shall cooperate in good faith to resolve any such issues to enable Tenant to receive such approval within five (5) days following Tenant's receipt of such written notice from Landlord. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.

     (d) Final Working Drawings. Upon the approval of the Final Space Plan by
         ----------------------
Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and the Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings"). Tenant shall submit two (2) complete sets of the Final Working Drawings to Landlord for Landlord's approval, which approval shall not be unreasonably withheld and which shall be given or withheld within five (5) days following Landlord's receipt thereof from Tenant. If Landlord withholds such approval, Landlord shall do so in writing and shall provide Tenant with a detailed written explanation of the

                              EXHIBIT E - Page 3
reasons for such withholding of approval and the measures that Tenant should take to obtain such approval. Landlord and Tenant shall cooperate in good faith to resolve any such issues to enable Tenant to receive such approval within five
(5) days following Tenant's receipt of such written notice from Landlord.

     (e) Approved Working Drawings. The Final Working Drawings shall be approved
         -------------------------
by Landlord (the "Approved Working Drawings"), as provided above, prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the City of Burlingame for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.

     (f) Changes. No material changes, modifications or alterations in the
         -------
Approved Working Drawings ("Change") shall be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any request by Tenant for a Change shall he in writing and shall be accompanied by all information necessary to clearly identify and explain the proposed Change. Tenant shall submit all proposed Changes to Landlord for Landlord's approval, which approval shall not be unreasonably withheld and which shall be given or withheld within two (2) business days following Landlord's receipt thereof from Tenant. If Landlord withholds such approval, Landlord shall do so in writing and shall provide Tenant with a detailed written explanation of the reasons for such withholding of approval and the measures that Tenant should take to obtain such approval. Landlord and Tenant shall cooperate in good faith to resolve any such issues to enable Tenant to receive such approval within two (2) business days following Tenant's receipt of such written notice from Landlord.


4.   CONSTRUCTION OF THE TENANT IMPROVEMENTS

     (a) Tenant's Selection of Contractors.
         ---------------------------------

         (i)   The Contractor. A duly licensed general contractor of good
               --------------
reputation shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. Landlord hereby approves Rudolph & Sletten as the Contractor if Tenant should elect to use Rudolph & Sletten.


         (ii)  Tenant's Agents. All subcontractors, laborers, materialmen, and
               ---------------
suppliers used by Tenant in connection with the design and construction of the Tenant Improvements shall be known collectively as "Tenant's Agents".


     (b) Construction of Tenant Improvements by Tenant's Agents.
         ------------------------------------------------------

         (i)   Construction Contract. Promptly following Tenant's execution of
               ---------------------
the construction contract and general conditions with the Contractor on an MA contract with modifications as approved by Landlord or such other contract as approved by Landlord (the "Contract"), Tenant shall deliver to Landlord for Landlord's information a copy of the Contract.

                              EXHIBIT E - Page 4

The Contract shall expressly provide that Landlord is a third parry beneficiary of the Contractor's obligations under the Contract.

          (ii) Tenant's Agents.
               ---------------

               (1) Landlord's General Conditions for Tenant's Agents and Tenant
                   ------------------------------------------------------------
Improvement Work. Tenant's and Tenant's Agents' construction of the Tenant
----------------
Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in substantial accordance with the Approved Working Drawings; and
(ii) Tenant shall abide by all reasonable rules made by Landlord with respect to the storage of materials, coordination of work with the contractors of other tenants of the Complex, and any other matter in connection with this Agreement, including, without limitation, the construction of the Tenant Improvements.

               (2) Indemnity. Tenant's indemnity of Landlord as set forth in
                   ---------
Section 18 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 18 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. Tenant's obligations to indemnify Landlord hereunder shall in no event extend to any costs, losses, damages, injuries or liabilities arising primarily from Landlord's negligent or willful acts.

               (3)  Insurance Requirements.
                    ----------------------

                    a) General Coverages. All of Tenant's Agents shall carry
                       -----------------
worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 19 of this Lease.

                    b) Special Coverages. Tenant shall carry, or shall require
                       -----------------
that the Contractor carry, "Builder's All Risk" insurance in an amount reasonably appropriate to cover the cost of construction of the Tenant Improvements, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Section 19 of this Lease immediately upon completion thereof.

                    c) General Terms. Certificates for all insurance carried
                       -------------
pursuant to this Section 3 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall

                              EXHIBIT E - Page 5
maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed. All policies carried under this Section 3 shall insure Landlord and Tenant, as their Interests may appear. All insurance, except workers' compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and non-contributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 3 of this Agreement.

          (iii) Governmental Compliance. The Tenant Improvements shall comply in
                -----------------------
all respects with the following: (1) the applicable building code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (2) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (3) building material manufacturer's specifications.

          (iv)  Inspection by Landlord. Landlord shall have the right, during
                ----------------------
normal business hours and after reasonable notice, to inspect the Tenant Improvements; provided, however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Landlord shall have no right to disapprove of any of the Tenant Improvements, except to the extent that they materially deviate from the Approved Working Drawings. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any material deviations from the Approved Working Drawings in the Tenant Improvements shall be rectified by Tenant at no expense to Landlord; provided however, that in the event Landlord determines that any such deviation exists and such deviation might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air-conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as Landlord reasonably deems necessary, following reasonable notice to Tenant and a reasonable opportunity for Tenant to rectify the same, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such deviation, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the deviation is corrected to Landlord's reasonable satisfaction.

     (c) Notice of Completion; Copy of Record Set of Plans. Within ten (10) days
         -------------------------------------------------
after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. if Tenant fails to do so, following Landlord's notice thereof to Tenant and a reasonable opportunity for Tenant to correct such failure, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, Tenant shall cause the Architect and the Contractor
(A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to Tenant to the best of their knowledge that the "record-set" of mylar

                              EXHIBIT E - Page 6
as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises.

5.   MISCELLANEOUS

     (a) Time of the Essence in This Agreement. Unless otherwise indicated, all
         -------------------------------------
references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

     (b) Tenant's Lease Default. Notwithstanding any provision to the contrary
         ----------------------
contained in this Lease, during the existence of (i) an event of default as described in Section 38 of this Lease or (ii) a breach by Tenant of any of its material obligations under this Agreement that is not cured within a reasonable period of time following notice thereof from Landlord, then in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right (x) to suspend payment of all or any portion of the Tenant Improvement Allowance until such event of default or breach is cured and/or Landlord may cause the Contractor to suspend the construction of the Premises until such event of default or breach is cured (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (y) all other obligations of Landlord under the terms of this Agreement shall be forgiven until such time as such event of default or breach is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

     (c) Tenant's Agents. All subcontractors, laborers, materialmen, and
         ---------------
suppliers retained directly by Tenant shall conduct their activities in and around the Premises, Building and the Complex in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Premises, Building and Complex.

     (d) Hazardous Materials. if the construction of the Tenant Improvements or
         -------------------
Tenant's move into the Premises will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's reasonable rules and regulations concerning such hazardous materials or substances.

     (e) No Fee to Landlord. Other than as expressly provided in this Lease,
         ------------------
Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with the design or construction of the Tenant Improvements.

     (f) No Miscellaneous Charges. Other than as expressly provided in the
         ------------------------
Lease, neither Tenant nor the Contractor shall be charged for parking (to the extent parking is available) or for toilet facilities during the construction of the Tenant Improvements or during Tenant's move-in prior to the commencement of its business operations. Notwithstanding the foregoing, Tenant shall provide toilet facilities during the construction period.

     (g) Bonding. Provided that Rudolf & Sletten is the sole general contractor
         -------
for the remediation, demolition, construction, alteration or improvement work contemplated in the Lease

                              EXHIBIT E - Page 7
and this Work Letter, including the construction of the Tenant Improvements, Tenant shall not be required to provide performance and completion bonds in connection with such remediation, demolition, construction, alteration or improvement work, including the construction of the Tenant Improvements. In the event Tenant elects to contract with a general contractor other than Rudolf & Sletten to be the general contractor for any of the remediation, demolition, construction, alteration or improvement work contemplated in the Lease and this Work Letter including the construction of the Tenant Improvements, then Landlord may require, in its sole discretion, that Tenant obtain or provide completion or performance bonds in an amount determined by Landlord but not to exceed one hundred twenty-five percent (125%) of the estimated cost of such remediation, demolition, construction, alteration or improvement work, including for construction of the Tenant Improvements. In the event a bond, or bonds, is required pursuant to this subparagraph (g), Tenant must provide such bond, or bonds, prior to commencement of any such work. Failure to provide such bond, or bonds, at the request of Landlord, shall be a default under this Work Letter. In the event no performance or completion bonds are required pursuant to this subparagraph (g), Tenant shall pay to Landlord, in addition to any fees in Paragraph I above, a fee equal to Five Thousand Dollars ($5,000) as a fee to Landlord in consideration for not requiring completion or performance bonds and such fee shall be due and payable within fifteen (15) days of commencement of construction of the Tenant Improvements. In the event Tenant does not pay such fee within the time provided, Landlord may deduct this fee amount from the Tenant Improvement Allowance.

     (h) Staging Area. In addition to any rights that Tenant may have with
         ------------
respect to storage space within the Building, during the period prior to the Commencement Date, Tenant shall have the right, without the obligation to pay rent, to place a construction trailer in the courtyard adjacent to the Premises as reasonably designated by Landlord for the purposes of storing and staging its materials, furniture and equipment. With respect to such construction trailer and staging areas in the Building, Tenant shall be responsible for providing all insurance required for the Premises under this Agreement and for providing any necessary fencing or other protective facilities. Tenant shall hold Landlord harmless and shall indemnify Landlord from and against any and all costs, losses, damages, injuries and liabilities arising out of or in connection with use of such construction trailer and staging areas in the Building by Tenant. Tenant shall be obligated to remove all of the stored materials and any such fencing or other facilities within thirty (30) days following its receipt of written notice from Landlord that the interior staging area is needed by Landlord for construction of another tenant's premises. Tenant shall repair any damage that may be caused by it or its contractors as a result of such use of the construction trailer or staging areas in the Building (including replacing any landscaping that may be damaged by the construction trailer).

     (i) Reasonable Approval Standard. Unless otherwise expressly provided to be
         ----------------------------
in the party's sole discretion, the provisions of Section 63 of this Lease shall apply to all Matters contemplated in this Agreement.

                              EXHIBIT E - Page 8

                      SCHEDULE 1 TO WORK LETTER AGREEMENT


                  PRELIMINARY BUDGET FOR LANDLORD IMPROVEMENTS


     Rudolph and Sletten              $59,000

     MSI                              $ 5,000

     City Fees                        $ 1,500

     Inspection Fees                  $ 4,000

     Contingency                      $ 5,000

     Construction Management Fee
     (Landlord)                       $ 3,725
                                      -------

     Total                            $78,225

These are estimates only.

                                   EXHIBIT F


                     RULES AND REGULATIONS FOR THE BUILDING


1. Except as provided or required by Landlord in accordance with building standards, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed, painted or affixed by Tenant on or to any part of the Building or exterior of the Premises leased to Tenants or to the door or doors thereof without the written consent of Landlord first obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

2. Except as provided or required by Landlord in accordance with Building standards, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises.

3. The bulletin board or directory of the building shall be used primarily for display of the name and location of Tenants and Landlord reserves the right to exclude any other names therefrom, to limit the number of names associated with Tenants to be placed thereon and to charge for names associated with Tenants to be placed thereon at rates applicable to all Tenants.

4. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof of the Building are not for the use of the general public and Landlord in all cases reserves the right to control the same and prevent access thereto by all persons whose presence, in the judgment of the Landlord, is or may be prejudicial to the safety, character, reputation or interests of the Building and its Tenants; provided however, that Landlord shall not prevent such access to persons with whom Tenants deal in the ordinary course of business unless such persons are engaged in illegal activities. No person shall go upon the roof of the Building unless expressly so authorized by Landlord.

5. Tenants shall not alter any lock nor install any new or additional locks or any bolts on any interior or exterior door of any Premises leased to Tenant.

6. The doors, windows, light fixtures and any lights or skylights that reflect or admit light into halls or other places of the Building shall not be covered or obstructed. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, cause such expense.

                              EXHIBIT F - Page 1

7. Tenants shall not mark, drive nails, screw or drill into the walls, woodwork or plaster or in any way deface the Building or any Premises leased to Tenant.

8. Furniture, freight or equipment of every kind shall be moved into or out of the building only at such times and in such manner as Landlord shall designate. Landlord may prescribe and limit the weight, size and position of all equipment to be used by Tenants, other than standard office desks, chairs and tables and portable office machines. Safes and other heavy equipment shall, if considered necessary by Landlord, stand on wood strips of such thickness as Landlord deems necessary to distribute properly the weight thereof. All damage to the building or Premises occupied by Tenants caused by moving or maintaining any property of a Tenant shall be repaired at the expense of such Tenant.

9. No Tenant shall employ any person, other than the janitor provided by Landlord, for the purposes of cleaning the Premises occupied by such Tenant unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person shall be permitted to enter the Building for the purpose of cleaning the same. Tenants shall not cause any unnecessary labor by carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any Tenant for loss of property on the Premises, however occurring, or for any damage to the property of any Tenant caused by the employees or independent contractors of Landlord or by any other person. Janitor service will not be furnished when rooms are occupied during the regular hours when janitor service is provided. Window cleaning shall be done only at the regular and customary times determined by Landlord for such services.

10. No Tenant shall sweep or throw or permit to be swept or thrown any din or other substance into any of the corridors, halls or elevators or out of the doors or stairways of the Building; use or keep or permit to be used or kept any foul or noxious gas or substance; permit or suffer the Premises occupied by such Tenant to be occupied or used in a manner offensive or objectionable to Landlord or other Tenants by reason of noise, odors or vibrations; interfere in any way with other Tenants or persons having business in the Building; or bring or keep or permit to be brought or kept in the Building any animal life form, other than human, except seeing-eye dogs when in the company of their masters.

11. No cooking shall be done or permitted by Tenants in their respective Premises, nor shall Premises occupied by Tenants be used for the storage of merchandise, washing clothes, lodging, or any improper, objectionable or immoral purposes.

12. No Tenant shall use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of customary office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. No Tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or

                              EXHIBIT F - Page 2
    other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other Tenants or those having business therein. Tenant must comply with any government imposed codes and regulations concerning the use or storage of any substances on the Premises.

13. No boring or cutting for telephone or electric wires shall be allowed without the consent of Landlord and any such wires permitted shall be introduced at the place and in the manner described by Landlord. The location of telephones, speakers, fire extinguisher and all other office equipment affixed to Premises occupied by Tenants shall be subject to the approval of Landlord. Each Tenant shall pay all expenses incurred in connection with the installation of its equipment, including any telephone and electricity distribution equipment.

14. Upon termination of occupancy of the Building, each Tenant shall deliver to Landlord all keys furnished by Landlord, and any reproductions thereof made by or at the direction of such Tenant, and in the event of loss of any keys furnished to Tenant shall pay Landlord therefor.

15. No Tenant shall affix any floor covering in any manner except as approved by the Landlord. The expense of repairing any damage caused by removal of any such floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

16. No mail, furnished, packages, supplies, equipment, merchandise or deliveries of any kind will be received in the building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord.

17. On Saturdays, Sundays and legal holidays and between the hours of 6:00p.m. and 8:00 a.m., access to the Building may be refused artless the person seeking access is known to the person charged with responsibility for the safety and protection of the Building and has a pass or is properly identified. In no case shall Landlord be liable for any loss or damage for any error with respect to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement or other commotion and at such times as Landlord deems necessary for the safety and protection of the Building, its Tenants and all property located therein, Landlord may prohibit and prevent access to the Building by all persons by any means Landlord deems appropriate.

18. Each Tenant shall see that the exterior doors of its Premises are closed and securely locked on Sundays and legal holidays and not later than 6:00 p.m. of each other day each Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off each day before its Premises are left unoccupied and that all electricity or gas shall likewise be carefully shut off so as to prevent waste or damage to Landlord or to other Tenants of the Building.

                              EXHIBIT F - Page 3

19. Landlord may exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

20. The requirements of Tenants will be attended to only upon application to Landlord at the office of the Building. Employees of Landlord shall not perform any work outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord shall be required to admit any person (Tenant or otherwise) to any Premises in the Building.

21. No vending or food or beverage dispensing machine or machines of any description shall be installed, maintained or operated upon any Premise in the Building without the written permission of the Landlord.

22. Landlord, without notice and without liability to any Tenant, at any time may change the name or the street address of the Building.

23. The word "Building" as used in these rules and regulations means the Building of which a part of the Premises are leased pursuant to the Lease to which these rules and regulations are attached. Each Tenant shall be liable to Landlord and to each other Tenant of the Building for any loss, cost, expense, damage or liability, including attorneys' fees, caused or occasioned by the failure of such first named Tenant to comply with these rules, but Landlord shall have no liability for such failure or for failing or being unable to enforce compliance therewith by any Tenant and such failure by Landlord or non-compliance by any other Tenant shall not be a ground for termination of the Lease to which these rules and regulations are attached by the Tenant thereunder.

24. Carpet protector pads shall be used by all desk stations.

25. Each Tenant shall maintain the portions of its Premises which are visible from the outside of the Building or from hallways or other public areas of the Building, in a neat, clean and orderly condition.

26. No Tenant shall tamper with or attempt to adjust the temperature control thermostats in its Premises. Landlord shall adjust such thermostats as required to maintain heat and air conditioning at the Building standard temperature.

27. All requests for air conditioning or heating during hours when such services are not normally furnished by Landlord must be submitted in writing to the Building management office by 2:00 p.m. on the preceding Thursday for weekend service, and by 9:00 a.m. on the preceding business day for holiday service.

28. No Tenant shall place any items whatsoever on the roof or balcony areas of the Building without prior written consent of Landlord.

                              EXHIBIT F - Page 4

29. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of the Landlord's standard window covering and shall in no way be visible from the exterior of the Building.

30. No Tenant shall obtain or use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under reasonable regulations as may be fixed by the Landlord.

31. Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, tickets or any other goods or merchandise to the general public in or on the Premises, nor shall any Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, notary, typewriting or similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant's Lease.

32. No Tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

33. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into the Building or kept in or about the Premises.

34. Each Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Burlingame without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purpose and at such times as Landlord shall designate.

35. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in or about the Building are prohibited, and each Tenant shall cooperate to prevent same.

36. While in the Building, Tenant's contractors shall be subject to and under the control and direction of the manager of the Building or the Building Engineer (but not as an agent or employee of Landlord or said manager or engineer).

                              EXHIBIT F - Page 5

37. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such rules and Regulations against any or all of the Tenants of the Building.

38. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

39. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                              EXHIBIT F - Page 6

                                  EXHIBIT F-1

                                 AMENDMENTS TO


             "EXHIBIT F -- RULES AND REGULATIONS FOR THE BUILDING"


     Landlord and Tenant hereby agree to the following amendments to the correspondingly numbered items in the attached "RULES AND REGULATIONS FOR THE BUILDING:"


     4. Tenant, its employees and authorized maintenance/repair people shall not need the express authorization of Landlord to go on the roof if: 1) they are doing so in order to repair Tenant's equipment or address a matter which may impact the operation of Tenant's business, and 2) they provide to Landlord a certificate of insurance indicating appropriate coverage.

     5. Tenant shall provide locks and keys to its own premises ("Premises"). Tenant shall provide to Landlord a copy of all keys unlocking areas to which emergency access may be required by Landlord.

     7. Tenant shall have the right to "mark, drive nails, screw or drill into the walls, woodwork or plaster" within the Premises but shall be required to repair the results of any such actions, normal wear and tear excepted, if so requested by Landlord upon termination of the Lease.

     9. As described in the Lease, Tenant shall handle its janitorial services separately from those provided by the Landlord.

     10. Tenant shall have the right to use and/or keep on Premises chemicals, animals and equipment as permitted in the Lease. The permitted uses of the Premises (including animal experimentation) shall not be deemed to be offensive or objectionable.

     11. Tenant's employees or caterers hired by Tenant shall be allowed to cook on the Premises utilizing small appliances, such as microwave ovens.

     12. Tenant shall be allowed to keep chemicals on the Premises as permitted in the Lease. Tenant's Premises' heating and air-conditioning are separate from those of the remainder of the Building.

     13. Tenant shall be allowed to install/move or have installed/moved by its contractors Tenant's telephone and data transmissions jacks, wires and related equipment within the Premises without the consent of the Landlord.

     16.  Not applicable -- deliveries shall be made to the Premises directly.

     21. Tenant shall be allowed to maintain vending, food and beverage dispensing machines.

EXHIBIT F-1, Amendments to
"EXHIBIT F - RULES AND REGULATIONS"
Page 2

     on the Premises for the use of its employees and their guests without the written permission of the Landlord.

     24.  Not applicable.

     26.  Not applicable.

     27.  Not applicable.

     30.  Not applicable.

     34. Tenant shall be permitted to store trash and garbage outside the Premises in a location in close proximity to Tenant's existing shipping/receiving area at 863 Mitten Road, in containers approved by the Landlord, which approval shall not be unreasonably withheld. Tenant shall dispose of hazardous materials in a manner which is consistent with applicable laws, as further detailed in the Lease.

                                   EXHIBIT G

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

SHEPPARD, MULLIN, RICHTER & HAMPTON
Four Embarcadero Center, 17th Floor
San Francisco, California 94111
Attention:  Juliette M. Ebert

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

     THIS AGREEMENT ("Agreement") is dated the 18th day of March, 1997, and is made between GENERAL ELECTRIC CAPITAL CORPORATION ("Lender"), SFO OFFICE ASSOCIATES LLC ("Borrower"), and MEGABIOS CORP. ("Tenant").

                                    RECITALS
                                    --------

           (a) Borrower and Tenant are about to enter into a certain Lease dated March 18, 1997 (the "Lease") related to the premises located at 866 Malcolm Road, Building F, Burlingame, California, on the property more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Premises");

           (b) Lender has made a mortgage loan to Borrower secured by a lien on the real estate and improvements (the "Property") of which the Premises form a part pursuant to that certain Deed of Trust, Security Agreement and Fixture Filing executed by Borrower, as trustor, in favor of Lender, as beneficiary, recorded in San Mateo County, California (the "Deed of Trust") as Instrument No. 96-106705;

           (c) Lender desires that the Lease and all terms thereof, including any purchase options or rights of first refusal, at all times remain subordinate to the Deed of Trust, and Borrower has requested Lender to enter this Agreement;

     NOW, THEREFORE, in consideration of the Premises and of the sum of TEN DOLLARS ($10.00) by each party in hand paid to the other, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   EXHIBIT G

     1. The Lease and all rights granted therein is and shall be, subject and subordinate to the lien (the "Lien") granted pursuant to the Deed of Trust, including any purchase options or rights of first refusal, and the interest granted Lender in that certain Assignment of Rents and Leases (the "Assignment of Leases"), and to all renewals, modifications, consolidations, substitutions, replacement and extensions thereof, to the fill extent of amounts secured by the Deed of Trust, the Assignment of Leases and all interests thereon.

     2. Tenant, for itself, and all other parties bound or affected by the Lease, agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Deed of Trust, any transferee who acquires the Property by deed in lieu of foreclosure or otherwise, and the successors and assigns of such purchasers, as the owner upon the same terms and conditions set forth in said Lease.

     3. If it becomes necessary to foreclose the lien granted in the Deed of Trust, or if Lender otherwise succeeds to the interest of Borrower in the Property, Lender will not terminate the Lease, nor disturb Tenant's use or possession of the Premises, nor join Tenant in summary or foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease (and all grace or cure periods have expired), and then only if Lender so elects.

     4. If Lender succeeds to the interest of the landlord under the Lease, or if the Property is sold by reason of foreclosure or other proceedings brought to enforce the Deed of Trust, or if the Property is transferred by deed in lieu of foreclosure, the Lease shall continue in fill force and effect as a direct lease between the then owner of the Property (including Lender) and Tenant for the balance of the term of the Lease, and Tenant agrees to attorn unto the then owner as landlord, and pay rent and all other amounts due under the Lease directly to said owner. From and after said owner's acquisition of title, Lender shall be deemed to have assumed the landlord's obligations under the Lease, provided, however, that Lender shall not be:

          (a) liable for any act or omission of any prior landlord (including Borrower);

          (b) liable for the return of any security deposit unless actually delivered to Lender by Borrower;

          (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Borrower), except those resulting from matters of which Tenant has given written notice to Lender;

          (d) bound by any rent or additional rent which Tenant might have paid more than thirty (30) days in advance of the date when due under the

                                   EXHIBIT G

     Lease to any prior landlord (including Borrower), unless Lender shall have consented thereto or shall have received, directly or indirectly, such rent or additional rent; or

          (e) bound by any amendment or modification of the Lease made without its consent.

     5. Tenant agrees to give Lender, by registered mail, a copy of any notice of default served by Tenant upon Borrower. Tenant further agrees that if Borrower shall have failed to cure such default within the time provided for in this Lease, then, prior to Tenant terminating the Lease, Lender shall have an additional sixty (60) days within which to cure such default after receipt of written notice thereof from Tenant, or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within sixty (60) days Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

     6. Tenant acknowledges that the interest of Borrower in the Property has been assigned to the Lender as security for the Loan and that until the Lender acquires title to the Premises, Lender assumes no duty, liability, or obligation under the Lease either by virtue of said assignment or by any subsequent receipt or collection of rents relating to the Property.

     7. Borrower and Tenant agree that on receipt by Tenant of written notice from Lender or any of its successors or assignees to do so, Tenant shall thereafter pay all fixed rent, and other sums payable under the Lease, to Lender or such successors or assignees, until further notice from Lender or such successors or assignees and any such payment by Tenant to Lender or its successors or assignees shall be deemed to constitute payment by Tenant to Borrower under the Lease.

     8. This Agreement shall be governed by and construed under the internal laws of the State of California without regard to its conflict of law principles. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, or heirs and personal representatives, as applicable. Time is of the essence hereunder. This Agreement may be executed in counterparts all of which when taken together shall constitute the whole of this Agreement.

                                   EXHIBIT G

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                   "Lender"

                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By:
                                       --------------------------------
                                       Its:
                                            ---------------------------


                                   "Borrower"

                                   SF OFFICE ASSOCIATES LLC,

                                   a California limited liability company


                                   By:
                                       ----------------------------------
                                        Michael Halper
                                        Managing Member


                                   "Tenant"

                                   MEGABIOS CORP.,
                                   a California corporation


                                   By:
                                       -----------------------------------
                                       Its:
                                            ------------------------------

                                   EXHIBIT H

                             ENVIRONMENTAL REPORTS

     1. Phase I Environmental Site Assessment for ATC Partners by E2C, Inc. dated June 28, 1996.

     2. Phase I Environmental Site Assessment for GE Capital by Clayton Environmental Consultants, Clayton Project No. 70302.00.

     3. Letter dated July 22, 1996, Clayton Environmental Consultants.

                                 SCHEDULE 1-A

                         FORM OF OPTION EXERCISE NOTICE

CERTIFIED MAIL--
RETURN RECEIPT REQUESTED
------------------------

TO: SFO OFFICE ASSOCIATES, LLC
    2269 Chestnut Street, #336
    San Francisco, CA  94123
    Attn:  Mr. Mike Halper

    Notice is hereby given that the undersigned Tenant hereby exercises the Option to extend the term of the Lease in accordance with Schedule I of that
                                                          ----------
certain SFO Office Complex Office Lease, dated as of March 18, 1997, between the undersigned, as Tenant, and SFO Office Associates, LLC, as Landlord. This Option to extend the term of the Lease is being exercised to extend the term of the Lease for one five (5)-year period to _____________________, ________.


Dated                                TENANT
      --------------,  -----
                                     MEGABIOS CORP.


                                     By:
                                          ---------------------------

                                     Its.
                                          ---------------------------

                                  SCHEDULE 2


                       LIMITATIONS ON OPERATING EXPENSES



  The categories of Operating Expenses listed in Section 7 of the Lease shall be limited so as not to include any of the following items unless otherwise expressly permitted in Section 7:

     (i) wages, salaries, fees, and fringe benefits paid to administrative or executive personnel or officers, partners or members of Landlord or its agents unless such persons are employed at competitive rates as would be paid to an independent third party, and then only to the extent that the labor of such persons are reasonably allocable to the operation or maintenance of the Complex;

     (ii) any charge for depreciation and any interest or other financing charge relating to any financing of the Complex that are not necessary to fulfill Landlord's obligations under this Lease and which do not relate to items which otherwise would be includable in Operating Expenses as amortizable expenses;

     (iii) any taxes, other than those permitted as Taxes pursuant to Section 6 of the Lease, and then only to the extent that Tenant is not already directly paying its fair share of any such Taxes pursuant to Section 6;

     (iv) all costs relating to activities for the solicitation, negotiation, execution or enforcement of present or prospective leases of space in the Complex (except enforcement of this Lease against Tenant);

     (v) all costs for which Tenant or any other tenant in the Complex is being or may be directly charged other than pursuant to a sharing in Operating Expenses;

     (vi) the costs of any alterations, additions, changes, replacements, and other items (albeit classified by Landlord as maintenance or repairs) that under generally accepted accounting principles are properly classified as capital expenditures;

     (vii) any Operating Expenses representing an amount paid (or reimbursed for expenses) to any management agent, property manager or any other person or entity to the extent they exceed what would reasonably be charges for comparable services if rendered by an independent third party;

     (viii) the cost of any work or service performed for or facilities or utilities furnished to any tenant in the Complex that are provided selectively or disproportionately to other tenants for their benefit and either not offered to Tenant or separately billed to Tenant;

     (ix) the cost of any improvements or alterations of space leased to other tenants in the Complex that would under generally accepted accounting principles be capital improvements;

                              SCHEDULE 2 - Page 1

     (x) the cost of overtime or other expense (including attorney's fees) to Landlord because of its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

     (xi) amounts paid after the date of this Lease (including interest and penalties) by Landlord or any other tenant in the Complex in order to comply with or cure violations of statutes, laws, notices, or ordinances that were applicable to the Complex prior to the date of this Lease (except in the event and to the extent caused by any act or omission of Tenant, including as a result of any alterations or improvements made to the Premises by Tenant, or which is otherwise the obligation of Tenant under this Lease);

     (xii) any expense attributable to alterations, improvements or repairs required after the date of this Lease by any law, ordinance, rule or regulation that were applicable to the Complex prior to the date of this Lease, including any costs of seismic work in the Complex or any costs of management, abatement, remediation or removal of any Hazardous Materials in the Complex (except in the event and to the extent caused by any act or omission of Tenant, including as a result of any alterations or improvements made to the Premises by Tenant);

     (xiii) any taxes assessed due to any improvements to other buildings other than the Building or to any tenant spaces (excluding improvements made by Tenant) on any portion of the Complex;

     (xiv) all costs for which insurance or any other third party is obligated by law or contract to reimburse Landlord to the extent Landlord actually receives such reimbursement;

     (xv) the cost of insurance premiums for any insurance in excess of levels for comparable buildings, with the premiums, levels and coverages as they exist as of the date hereof being hereby acknowledged to be reasonable (except in the event and to the extent caused by any act or omission of Tenant), but excluding any premiums associated with any insurance coverage of any tenant improvements (including the Tenant Improvements);

     (xvi) all costs associated with the operation or maintenance (including repair) of the Building or any other buildings constituting a part of the Complex if such cost or type of cost as it relates to the Premises is identified under this Lease as a cost to be borne directly by Tenant hereunder:

     (xvii) all costs associated with the operation, maintenance or repair of any elevators in any buildings in the Complex.


                              SCHEDULE 2 - Page 2

                                 SCHEDULE 2-A

SFO OFFICE COMPLEX

EXPENSE DISTRIBUTION - MEGABIOS CORP.
REVISED: March 5,1997
866 Malcolm Bldg. E

EXPENSES
Management Salary                          Reimbursed to Landlord by Tenant
Group Insurance                            Reimbursed to Landlord by Tenant
Security                                   Reimbursed to Landlord by Tenant
Misc G&A (less advertising)                Reimbursed to Landlord by Tenant
Management Expense                         Reimbursed to Landlord by Tenant
Management Fee                             Reimbursed to Landlord by Tenant
Prof. Services                             Reimbursed to Landlord by Tenant
Legal Fees (as defined in lease)           Reimbursed to Landlord by Tenant
Property Tax Services                      Reimbursed to Landlord by Tenant
Electricity                                Paid Separately by Tenant to Vendors
Natural Gas                                Paid Separately by Tenant to Vendors
Water & Sewer                              Paid Separately by Tenant to Vendors
Janitorial Service                         Paid Separately by Tenant to Vendors
Janitorial Supplies                        Paid Separately by Tenant to Vendors
Keys & locks (common areas only)           Reimbursed to Landlord by Tenant
Pest Control                               Reimbursed to Landlord by Tenant
Plant Maintenance                          Reimbursed to Landlord by Tenant
Maintenance Salary                         Reimbursed to Landlord by Tenant
Trash Removal                              Reimbursed to Landlord by Tenant
Window Cleaning                            Reimbursed to Landlord by Tenant
Carpet Cleaning                            Reimbursed to Landlord by Tenant
Electrical & Lighting                      Reimbursed to Landlord by Tenant
Repair Hardware & Supply                   Reimbursed to Landlord by Tenant
Plumbing Repairs                           Reimbursed to Landlord by Tenant
Roof Repairs                               Reimbursed to Landlord by Tenant
Sign Repairs                               Reimbursed to Landlord by Tenant
Other Building Repairs                     Reimbursed to Landlord by Tenant
Elevator Maintenance                       No reimbursement - Landlord excludes these expenses
HVAC Maintenance                           Paid Separately by Tenant to Vendors
Other Equipment Maintenance                Reimbursed to Landlord by Tenant
Elevator Repair                            No reimbursement - Landlord excludes these expenses
HVAC Repairs                               Paid Separately by Tenant to Vendors
Other Equipment Repair                     Reimbursed to Landlord by Tenant
Grounds Supply Equipment                   Reimbursed to Landlord by Tenant
Landscape Contract                         Reimbursed to Landlord by Tenant
Parking Lights                             Reimbursed to Landlord by Tenant
Sweeping                                   Reimbursed to Landlord by Tenant

Insurance                                  Reimbursed to Landlord by Tenant
Property Taxes                             Reimbursed to Landlord by Tenant

                                 SCHEDULE 2-A

                                  SCHEDULE 3


                         LEASEHOLD MORTGAGE PROVISIONS



  (a) Leasehold Mortgage Authorized. Tenant may mortgage or otherwise encumber
      -----------------------------
Tenant's leasehold estate (a "Leasehold Mortgage") to an Institutional Investor (as hereinafter defined), under a Leasehold Mortgage and assign Tenant's interest in this Lease as security for such Leasehold Mortgage.

  (b)  Notice to Landlord.
       ------------------

       (1) Tenant shall keep Landlord reasonably informed as to any decision by Tenant to enter into a Leasehold Mortgage. If Tenant shall mortgage Tenant's leasehold estate to an Institutional Investor, and if either Tenant or the holder of such Leasehold Mortgage shall provide Landlord with notice of such Leasehold Mortgage together with a true copy of such Leasehold Mortgage and the name and address of mortgagee thereunder (the "Leasehold Mortgagee"), Landlord and Tenant agree that, following receipt of such notice by Landlord, the provisions of this Schedule shall apply in respect to such Leasehold Mortgage.

       (2) In the event of any assignment of a Leasehold Mortgage (but such assignment shall be only to an Institutional Investor) or in the event of a change of address of a Leasehold Mortgagee, notice of the new name or address of the Leasehold Mortgagee shall be provided to Landlord.

       (3) Landlord shall promptly upon receipt of the notice provided for by paragraph (b)(1) above acknowledge in writing to the Leasehold Mortgagee receipt of such communication as constituting the notice provided for by paragraph (b)(l) above.

       (4) After Landlord has received the notice provided for by paragraph
  (b)(I) above, Tenant, upon being requested to do so by Landlord, shall with reasonable promptness, but in no event more than fifteen (15) days thereafter, provide Landlord with copies of the note or other obligation secured by such Leasehold Mortgage and of any other documents pertinent to the Leasehold Mortgage as specified by Landlord. If requested to do so by Landlord, Tenant shall thereafter also provide Landlord from time to time with a copy of each amendment or other modification or supplement to such instruments, and any assignments or conveyances of the Leasehold Mortgagee's interest.

       (5) Tenant shall promptly provide Landlord with a copy of any notice of default Tenant may receive from Leasehold Mortgagee with respect to the Leasehold Mortgage.


  (c) Definitions. The following terms are defined to and shall have the
      -----------
following indicated meanings when used in this Schedule.



                             SCHEDULE 3 - Page 1

          (i) The term "Institutional Investor" shall refer to a savings bank, savings and loan association, commercial bank, trust company, credit union, insurance company, college, university, venture capital and/or partnership, real estate investment trust or pension fluid. The term "Institutional Investor" shall also include other lenders of substance which perform functions similar to any of the foregoing, and which have assets in excess of fifty million dollars ($50,000,000) at the time the Leasehold Mortgage loan is made.

          (ii) The term "Leasehold Mortgage" shall include a mortgage, a deed of trust, a deed to secure debt, an assignment of rents, issues and profits from the Premises, or other security instrument by which Tenant's leasehold estate is mortgaged, conveyed, assigned, or otherwise transferred, to secure a debt or other obligation.

          (iii) The term "Leasehold Mortgagee" shall refer to a holder of a Leasehold Mortgage in respect to which the notice provided for by paragraph
  (b) of this Schedule has been given and received and as to which the provisions of this Schedule are applicable.

          (iv) The term "Leasehold Mortgage Purchaser" shall refer to the purchaser at any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage.

  (d) Consent of Leasehold Mortgagee Required. No cancellation, surrender or
      ---------------------------------------
material modification of this Lease shall be effective as to the Leasehold Mortgagee unless consented to in writing by such Leasehold Mortgagee.

  (e) Default Notice. Landlord, upon providing Tenant any notice of (i) default
      --------------
under this Lease, or (ii) termination of this Lease, shall at the same time provide a copy of such notice to the Leasehold Mortgagee. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been so provided to the Leasehold Mortgagee. From and after the date upon which such notice has been given to a Leasehold Mortgagee, such Leasehold Mortgagee shall have the same period, after the giving of such notice upon it, for remedying any default or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in paragraphs (f) and (g) of this Schedule to remedy, commence remedying or cause to be remedied the defaults or acts or omissions which are the subject matter of such notice specified in any such notice. Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant. Tenant authorizes the Leasehold Mortgagee to take any such action at such Leasehold Mortgagee's option and does hereby authorize entry upon-the Premises by the Leasehold Mortgagee for such purpose.

  (f) Notice to Leasehold Mortgagee. Anything contained in this Lease to the
      -----------------------------
contrary notwithstanding, if any default shall occur which entitles Landlord to terminate this Lease while


                              SCHEDULE 3 - Page 2
there exists a Leasehold Mortgage, Landlord shall have no right to terminate this Lease unless, following the expiration of the period of time given Tenant to cure such default or the act or omission which gave rise to such default, Landlord shall notify the Leasehold Mortgagee of Landlord's intent to so terminate this Lease ("Termination Notice") at least fifteen (15) days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least thirty (30) days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money. The provisions of paragraph
(g) below of this Schedule shall apply if, during such 15- or 30-day Termination Notice period, the Leasehold Mortgagee shall:

          (i) notify Landlord of such Leasehold Mortgagee's desire to nullify such notice, and

          (ii) pay or cause to be paid all Base Rent, additional rent, and other payments then due and in arrears as specified in the Termination Notice to such Leasehold Mortgagee and which may become due during such 15 or 30-day period, and

          (iii) comply or, in good faith, with reasonable diligence and continuity, commence to comply with all non-monetary requirements of this Lease then in default and susceptible of being complied with by such Leasehold Mortgagee.

  (g)  Procedure on Default.
       --------------------

       (1) If Landlord shall elect to terminate this Lease by reason of any default of Tenant, and a Leasehold Mortgagee shall have proceeded in the manner provided for by paragraph (f) of this Schedule, the specified date for the termination of this Lease as fixed by Landlord in its Termination Notice shall be extended for a period of four (4) months, provided that such Leasehold Mortgagee shall, during such four (4)-month period:

          (i) Pay or cause to be paid the Base Rent, additional rent and other monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform all of Tenant's other obligations under this Lease, excepting past non-monetary obligations then in default and not susceptible of being cured by such Leasehold Mortgagee such as curing the bankruptcy or insolvency of Tenant; and

          (ii) If not enjoined or stayed, take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence.

       (2) If at the end of such four (4)-month period such Leasehold Mortgagee is complying, and thereafter continues to comply with paragraph (g)(l), this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its proceedings shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Leasehold Mortgage or

                              SCHEDULE 3 - Page 3
  there exists a Leasehold Mortgage, Landlord shall have no right to terminate this Lease unless, following the expiration of the period of time given Tenant to cure such default or the act or omission which gave rise to such default, Landlord shall notify the Leasehold Mortgagee of Landlord's intent to so terminate this Lease ("Termination Notice") at least fifteen (15) days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least thirty (30) days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money. The provisions of paragraph (g) below of this Schedule shall apply if, during such 15- or 30-day Termination Notice period, the Leasehold Mortgagee shall:

          (i) notify Landlord of such Leasehold Mortgagee's desire to nullify such notice, and

          (ii) pay or cause to be paid all Base Rent, additional rent, and other payments then due and in arrears as specified in the Termination Notice to such Leasehold Mortgagee and which may become due during such 15 or 30-day period, and

          (iii) comply or, in good faith, with reasonable diligence and continuity, commence to comply with all non-monetary requirements of this Lease then in default and susceptible of being complied with by such Leasehold Mortgagee.

  (g)  Procedure on Default.
       --------------------

       (1) If Landlord shall elect to terminate this Lease by reason of any default of Tenant, and a Leasehold Mortgagee shall have proceeded in the manner provided for by paragraph (f) of this Schedule, the specified date for the termination of this Lease as fixed by Landlord in its Termination Notice shall be extended for a period of four (4) months, provided that such Leasehold Mortgagee shall, during such four (4) -month period:

          (i) Pay or cause to be paid the Base Rent, additional rent and other monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform all of Tenant's other obligations under this Lease, excepting past non-monetary obligations then in default and not susceptible of being cured by such Leasehold Mortgagee such as curing the bankruptcy or insolvency of Tenant; and

          (ii) If not enjoined or stayed, take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence.

       (2) If at the end of such four (4) -month period such Leasehold Mortgagee is complying, and thereafter continues to comply with paragraph (g)(l), this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its proceedings shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Leasehold Mortgage or

                              SCHEDULE 3 - Page 3
  by other appropriate means with reasonable diligence and continuity. Nothing in this paragraph (g) of this Schedule, however, shall be construed to extend this Lease beyond the original term thereof as extended by any options to extend the term of this Lease properly exercised by Tenant in accordance with the provisions of this Schedule, nor to require a Leasehold Mortgagee to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

       (3) If a Leasehold Mortgagee is complying with paragraph (g)(l) of this Schedule, upon the acquisition of Tenant's estate herein by such Leasehold Mortgagee or its designee or any other Leasehold Mortgage Purchaser, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

       (4) For the purposes of this Schedule, the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, nor shall the Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the leasehold estate hereby created so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Tenant to be performed hereunder, but a Leasehold Mortgage Purchaser shall be deemed to be an assignee or transferee within the meaning of this Schedule, and such Leasehold Mortgage Purchaser shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Tenant to be performed hereunder from and after the date of such purchase and assignment, but only for so long as such Leasehold Mortgage Purchaser is the owner of the Leasehold Estate.

       (5) Any Leasehold Mortgage Purchaser may, upon acquiring Tenant's leasehold estate hereunder, with the further consent of Landlord in accordance with Section 17, sell and assign such leasehold estate on such terms and to such person or entity as assignee as are acceptable to such Leasehold Mortgage Purchaser and thereafter be relieved of all obligations under this Lease, provided that such assignee has delivered to Landlord in accordance with
  Section 17 its written agreement to be bound by all of the provisions of this Lease.

       (6) Notwithstanding any other provisions of this Lease, any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment or transfer of this Lease and of the leasehold estate hereby created in lieu of the foreclosure of the Leasehold Mortgage shall be deemed to be a permitted sale, transfer or assignment of this Lease and of the leasehold estate hereby created.

  (h) New Lease. In the event of the termination of this Lease as a result of
      ---------
Tenant's default, Landlord shall, in addition to providing the notices of default and termination as required by paragraphs (e) and (f) above of this Schedule, provide the Leasehold Mortgagee with written

                              SCHEDULE 3 - Page 4
notice that the Lease has been terminated, together with a statement of all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to Landlord. Landlord agrees, at the election of the Leasehold Mortgagee, to enter into a new lease ("New Lease") of the Premises with such Leasehold Mortgagee or its designee for the remainder of the term of this Lease, effective as of the date of termination, at the Base Rent and additional rent, and upon the terms, covenants and conditions (including all options to renew, but excluding requirements which are not applicable or which have already been fulfilled) of this Lease, provided:

          (i) Such Leasehold Mortgagee shall make written request upon Landlord for such New Lease within ten (10) business days after the date such Leasehold Mortgagee receives Landlord's Notice of Termination of this Lease given pursuant to this paragraph (h).

          (ii) Such Leasehold Mortgagee or its designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorneys' fees and court costs, which Landlord shall have incurred by reason of such default by Tenant and the termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or another party.

          (iii) Such Leasehold Mortgagee or its designee shall agree to remedy any of Tenant's defaults of which said Leasehold Mortgagee was notified by Landlord's Notice of Termination and which are susceptible of being so cured by the Leasehold Mortgagee or its designee.

          (iv) Any New Lease made pursuant to this paragraph (h) shall have the same right, title and interest in and to the Premises and the buildings and improvements thereon as Tenant had under this Lease.

          (v) The tenant under any such New Lease shall be liable to perform the obligations imposed on the Tenant by such New Lease only during the period such person has ownership of such Leasehold Estate.

       Upon execution and delivery of the New Lease, Landlord, at the expense of the new tenant thereunder, shall take such action as shall be necessary to cancel and discharge this Lease and to remove Tenant named herein from the Premises. Landlord agrees that, until the earlier to occur of (A) the execution and delivery of the New Lease, or (B) the expiration of the ten (10) business day period set forth in subparagraph (h)(i) above without the Leasehold Mortgagee's having given notice of its request for the New Lease, Landlord shall not modify, amend or terminate any sublease of any portion of the Premises and that, upon execution and delivery of any New Lease, Landlord shall assign all of its right, title and interest in and to all such subleases to the Leasehold Mortgagee or the Leasehold Mortgage Purchaser. Any sums received by Landlord as rental owed to

                              SCHEDULE 3 - Page 5

Tenant under any such subleases shall be credited against any monetary defaults under this Lease.

  (i) Casualty Loss. A standard mortgagee clause naming the Leasehold Mortgagee
      -------------
may be added to any and all insurance policies required to be carried by Tenant hereunder on the condition that the insurance proceeds are to be applied in the manner specified in this Lease and the Leasehold Mortgage shall so provide.

  (j) Legal Proceedings. Landlord shall give Leasehold Mortgagee prompt notice
      -----------------
of any arbitration or legal proceedings between Landlord and Tenant involving obligations under this Lease. Leasehold Mortgagee shall have the right to intervene in any such proceedings and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that the Leasehold Mortgagee shall not elect to intervene or become a party to any such proceedings, Landlord shall give the Leasehold Mortgagee notice of, and a copy of any award or decision made in any such proceedings, which shall be binding on the Leasehold Mortgagee.

  (k) Security Deposit. If the Leasehold Mortgagee or Leasehold Mortgage
      ----------------
Purchaser has acquired the leasehold estate of Tenant pursuant to foreclosure, conveyance in lieu of foreclosure or other proceedings, or has entered into a New Lease with Landlord in accordance with paragraph (h) of this Schedule, such Leasehold Mortgagee or Leasehold Mortgage Purchaser shall succeed to the rights of Tenant, if any, in and to the security deposit paid by Tenant to Landlord pursuant to the terms of this Lease. In such event, Tenant shall no longer have any rights to such security deposit and Landlord shall hold such security deposit for and on behalf of such Leasehold Mortgagee or Leasehold Mortgage Purchaser.

  (l) Erroneous Payments. No payment made to Landlord by a Leasehold Mortgagee
      ------------------
shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and a Leasehold Mortgagee having made any payment to Landlord pursuant to Landlord's wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof, provided that such Leasehold Mortgagee shall have made demand therefor not later than one year after the date of its payment.

  (m) Sublease Rentals. Landlord consents to a provision in any Leasehold
      ----------------
Mortgage or otherwise for an assignment of Tenants interest in rents from subleases of the Premises, as additional security to the Leasehold Mortgagee.

  (n) Equipment Mortgages Authorized. On one or more occasions, Tenant may
      ------------------------------
lease, sell and leaseback, mortgage or otherwise encumber Tenants interest in any item or items of furniture, inventory, trade fixtures, equipment (including, without limitation, any equipment which by its installation in the Premises has become a fixture) or other personal property then or thereafter to be located or installed in the Premises (collectively for purposes of this Schedule, "Equipment Mortgage" and "Equipment," respectively) to any company engaged in the business of selling or financing the same (including but not limited to the manufacturer, distributor or retailer of any Equipment or any Institutional Investor) under one or more Equipment Mortgages. If either Tenant or any Equipment Mortgagee shall provide Landlord with notice of any

                              SCHEDULE 3 - Page 6

Equipment Mortgage, together with a true copy of such Equipment Mortgage and the name and address of the Equipment Mortgagee, Landlord and Tenant agree that the following shall apply to such Equipment Mortgage and the Equipment:

          (i) Title to the Equipment shall be and remain in the name of either Tenant or Equipment Mortgagee during the term of the Lease and not that of Landlord, and as between Landlord and Equipment Mortgagee, shall not be deemed to constitute real property and may be removed from the Premises by the Equipment Mortgagee at any time during the term of the Lease in the event of a default by Tenant under the terms of its Equipment Mortgage.

          (ii) In the event of any assignment of an Equipment Mortgage, or in the event of a change of address of an Equipment Mortgagee, notice of the new name or address of the Equipment Mortgagee shall be provided to Landlord.

          (iii) Landlord shall promptly notify the Equipment Mortgagee of any termination or expiration of the term of this Lease, and afford any Equipment Mortgagee a reasonable period of time, which period shall not exceed sixty
  (60) days without the Landlord's written consent, after Equipment Mortgagee's receipt of such notice in which Equipment Mortgagee may enter the premises to inspect and remove any Equipment from the Premises which then remains subject to such Equipment Mortgage. In the event that the Equipment Mortgagee occupies the Premises or any portion thereof for any period, Equipment Mortgagee shall pay Landlord an occupancy fee equal to the Base Rent and any additional rent allocable to the portion so occupied. All physical damage to the Premises caused by the removal of the Equipment by Equipment Mortgagee shall be reimbursed or repaired by Equipment Mortgagee.

          (iv) Landlord shall upon request of Tenant, execute any document reasonably requested of it to evidence in favor of any Equipment Mortgagee (A) the consent of Landlord to any such Equipment Mortgage, (B) the waiver by Landlord of any possible rights in or liens upon any such Equipment, and (C) the acknowledgment by Landlord of the rights of such Equipment Mortgagee in and to such Equipment (including the rights of Equipment Mortgagee to remove, subject to repairing the Premises, such Equipment upon termination of this Lease); provided, that such Equipment Mortgagee expressly agrees to reimburse Landlord for or to repair any damage to the Premises caused by the removal of the Equipment and otherwise agrees to the terms of this Section,

  (o) Notices. Notices from Landlord to the Leasehold Mortgagee or Equipment
      -------
Mortgagee shall be mailed to the address furnished Landlord pursuant to this Schedule, and those from the Leasehold Mortgagee or Equipment Mortgagee to Landlord shall be mailed to the address designated pursuant to the provisions of
Section 43 of this Lease. Such notices, demands and requests shall be given in the manner described in Section 43 of this Lease and shall in all respects be governed by the provisions of that Section.


                              SCHEDULE 3 - Page 7

  (p) Leasehold and Equipment Mortgagee Benefited. The respective provisions of
      -------------------------------------------
this Schedule are for the benefit of, and are to be enforceable by, the Leasehold Mortgagee, Leasehold Mortgagee Purchaser or Equipment Mortgagee.

                              SCHEDULE 3 - Page 8